Exhibit 10.1
EXECUTION COPY

FOUR-YEAR CREDIT AGREEMENT
dated as of
October 12, 2011
among
AMERICAN INTERNATIONAL GROUP, INC.,
The Subsidiary Borrowers Party Hereto,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
Each Several L/C Agent Party Hereto

J.P. MORGAN SECURITIES LLC,
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A.,
as Syndication Agent

BANCO SANTANDER, S.A., NEW YORK BRANCH,
BARCLAYS BANK PLC,
BNP PARIBAS,
CREDIT SUISSE AG, NEW YORK BRANCH,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA,
MIHI LLC,
MORGAN STANLEY BANK, N.A.,
ROYAL BANK OF CANADA,
STANDARD CHARTERED BANK,
THE ROYAL BANK OF SCOTLAND PLC,
UBS SECURITIES LLC,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

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- ii -

- iii -

SCHEDULES

SCHEDULE 2.01	Commitments
SCHEDULE 2.01A	Existing Priority Debt
SCHEDULE 2.01B	Existing Operating Indebtedness
SCHEDULE 2.01C	Existing Letters of Credit
SCHEDULE 9.01	Notice Information

EXHIBITS

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B-1	Form of Subsidiary Borrower Designation
EXHIBIT B-2	Form of Subsidiary Borrower Termination Notice
EXHIBIT C	Form of Promissory Note
EXHIBIT D	Forms of U.S. Tax Certificates

- iv -

          FOUR-YEAR CREDIT AGREEMENT dated as of October 12, 2011 among AMERICAN INTERNATIONAL GROUP, INC., the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and each SEVERAL L/C AGENT party hereto.
          The Company has requested that the Lenders provide a revolving credit facility for the making of revolving loans and/or the issuance of letters of credit, and the Lenders are willing to do so on the terms and conditions set forth herein. The parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 9.01, or such other address as the Administrative Agent may from time to time notify the Company and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affected Lender” means a L/C Tranche Lender that (a) is not obligated to issue a particular Several Letter of Credit because of one or more of the events or circumstances described in Sections 2.20(a)(iii)(A) or (B) and (b) has elected not to issue such Several Letter of Credit as a result of one or more of such events or circumstances.
          “Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that United States Department of the Treasury shall not be deemed to be an Affiliate of any Loan Party for purposes of this Agreement.
Four-Year Credit Agreement

          “Agents” means each of the Administrative Agent, the Syndication Agent and the Several L/C Agents.
          “Agreement Value” means, for each Swap Contract, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements and netting amounts arising out of intercompany Swap Contracts) that the Company or any Subsidiary would be required to pay if such Swap Contract were terminated on such date.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted LIBO Rate for a one month Interest Period (the “Relevant LIBO Rate”) on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for avoidance of doubt, the Relevant LIBO Rate for any day shall be based on the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page thereof, or any successor service, providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Relevant LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Relevant LIBO Rate, respectively.
          “Applicable Fee Rate” means, for any day, a percentage per annum determined by reference to the Index Debt Ratings applicable on such day as set forth below:

	Applicable Letter of	Applicable
	Credit	Commitment
Index Debt Ratings	Fee Rate	Fee Rate
Category 1 > AA- / Aa3	0.875%	0.085%
Category 2 A+ / A1	1.00%	0.10%
Category 3 A / A2	1.125%	0.125%
Category 4 A- / A3	1.25%	0.15%
Category 5 BBB+ / Baa1	1.50%	0.20%
Category 6 < BBB / Baa2 or unrated	1.75%	0.25%
Initially, commencing on the date hereof the Applicable Fee Rate shall be deemed to be in Category 4 above. Thereafter, each change in the Applicable Fee Rate resulting from a publicly announced change in the Index Debt Ratings shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
Four-Year Credit Agreement

          “Applicable Percentage” means, (a) with respect to any Lender in respect of any indemnity claim under Section 9.03(c) arising out of an act or omission of any Several L/C Agent under this Agreement, the L/C Tranche Applicable Percentage of such Lender, (b) with respect to any Lender in respect of any indemnity claim under Section 9.03(c) arising out of an act or omission of the Administrative Agent or the Syndication Agent under this Agreement, the percentage of the total Commitments represented by such Lender’s Commitments, and (c) otherwise with respect to any Lender and any Class of Commitments or Loans, the percentage of the total Commitments of such Class represented by such Lender’s Commitment of such Class. If the Commitments of any Class have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments. The Applicable Percentage of a Lender may be adjusted in accordance with the provisions of this Agreement, including as a result of a Commitment Increase under Section 2.17 and the provisions regarding Defaulting Lenders.
          “Applicable Rate” means, for any day, a per annum percentage equal to: (a) with respect to any ABR Loan, the applicable Credit Default Swap Spread minus 1.00% (provided that such percentage for purposes of this clause (a) shall in no event be less than 0%); (b) with respect to any Eurodollar Loan, the applicable Credit Default Swap Spread; and (c) with respect to commitment fees pursuant to Section 2.09(a) or Letter of Credit fees pursuant to Section 2.09(b), respectively, the Applicable Fee Rate.
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender as assignor and an assignee (with the consent of each Person whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Assuming Lender” has the meaning assigned to such term in Section 2.17.
          “Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.
          “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with
Four-Year Credit Agreement

immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
          “Board” means the Board of Governors of the Federal Reserve System of the United States.
          “Borrower” means any of the Company and the Subsidiary Borrowers, as the context may require, and “Borrowers” means all of the foregoing. References herein to the “applicable Borrower” with respect to any Borrowing or Loan shall refer to that Borrower to which such Loan or Borrowing is (or is to be, as applicable) made by the Lenders.
          “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York City are authorized or required by Law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Collateral” means, with respect to any Letter of Credit, deposit account balances maintained with the Administrative Agent, denominated in Dollars and pledged, as collateral, to the Administrative Agent for the benefit of the L/C Tranche Lenders in an amount equal to the Outstanding Amount of L/C Obligations.
          “Cash Collateralize” has the meaning specified in Section 2.20(g). Derivatives of “Cash Collateralize” shall have corresponding meanings.
          “Catastrophe Bond” means any note, bond or other instrument of Indebtedness or any Swap Contract or other similar agreement which has a catastrophe, weather or other risk feature linked to payments thereunder.
          “CDS Spread Determination Date” means (a) with respect to any Eurodollar Loan, the date which is two Business Days prior to the first day of the Interest Period for such Eurodollar Loan, and, for such Eurodollar Loans with an Interest Period longer than three months, at the end of each successive three-month period after the first day of such Interest
Four-Year Credit Agreement

Period, and (b) with respect to any ABR Loan, the Closing Date and the last Business Day of each calendar quarter, commencing with the calendar quarter in which the Closing Date occurs.
          A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than Federal Reserve Bank of New York and United States Department of the Treasury (the “Permitted Investors”), shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were not (i) nominated by the board of directors of the Company, (ii) appointed by directors so nominated or (iii) elected with the favorable vote of the Permitted Investors.
          “Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
          “Class”, when used in reference to any Loan or Borrower, refers to whether such Loan, or the Loans comprising such Borrowing, are L/C Tranche Loans or RC Tranche Loans and, when used in reference to any Commitment, refers to whether such Commitment is a L/C Tranche Commitment or a RC Tranche Commitment.
          “Closing Date” has the meaning assigned to such term in Section 4.01.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commitment” means, with respect to each Lender, the L/C Tranche Commitment or the RC Tranche Commitment of such Lender, as applicable. The initial aggregate amount of the Lenders’ Commitments is $3,000,000,000 as of the Closing Date.
          “Commitment Increase” has the meaning assigned to such term in Section 2.17.
          “Commitment Increase Date” has the meaning assigned to such term in Section 2.17.
          “Commitment Termination Date” means the fourth anniversary of the Closing Date (or if such date is not a Business Day, the immediately preceding Business Day).
Four-Year Credit Agreement

          “Company” means American International Group, Inc., a Delaware corporation.
          “Compensation Period” has the meaning assigned to such term in Section 2.04(b).
          “Confirming Bank” means, as provided in Section 2.21 with respect to any Non-NAIC Approved Bank, any Person (including any Lender) that is an NAIC Approved Bank and that has agreed in a written agreement to confirm Several Letters of Credit with respect to which such Non-NAIC Approved Bank is an issuer, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (such an agreement, a “Confirming Bank Agreement”).
          “Confirming Bank Agreement” has the meaning assigned to such term in the definition of “Confirming Bank”.
          “Consolidated Net Worth” means, at any date, the total shareholders’ equity of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from “Consolidated Net Worth” (a) accumulated other comprehensive income (or loss) and (b) all noncontrolling interests (as determined in accordance with the Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”).
          “Consolidated Priority Debt” means, at any date, without duplication, the sum of (a) the aggregate amount of all Indebtedness of, and Hybrid Securities issued by, the Company and its Subsidiaries that is secured by a Lien on any property or assets of the Company plus (b) the aggregate amount of all Indebtedness of, and Hybrid Securities issued by, the Company’s Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from “Consolidated Priority Debt” (i) all Operating Indebtedness of the Company and its Subsidiaries, (ii) all Indebtedness of ILFC; provided that, with respect to this clause (ii), neither the Company nor any other Subsidiary shall provide any credit support of any kind with respect to such Indebtedness (for the avoidance of doubt, other than credit support solely by virtue of affiliation with the Company and its Subsidiaries), (iii) all Indebtedness existing on the date hereof and set forth in Schedule 2.01A and any extensions, renewals, exchanges or replacements of any such Indebtedness; provided that (A) if the principal amount of such Indebtedness is increased above an amount equal to the original principal amount plus unpaid accrued interest and premium thereon plus other reasonable fees and expenses incurred in connection with such extension, renewal or replacement, the excess will not be excluded from “Consolidated Priority Debt” pursuant to this clause (iii) and (B) if such Indebtedness was subordinated to the Obligations, it remains so subordinated on terms no less favorable to the Lenders, (iv) Indebtedness of the Company or any Subsidiary in respect of letters of credit issued on behalf of any Insurance Subsidiary for insurance regulatory or reinsurance purposes; (v) advances and extensions of credit to a Subsidiary by any Federal Home Loan Bank or by any other government sponsored entity in connection with programs that are generally available to similarly situated companies in the insurance or financial services industry; (vi) Limited Recourse Real Estate Indebtedness, (vii) capital maintenance agreements, keep well agreements, support agreements and other similar agreements provided by the Company or any Subsidiary for the benefit of any Subsidiary of the Company, (viii) Indebtedness of the Company or any Subsidiary in respect of letters of credit, bankers’ acceptance and/or loan facilities required to
Four-Year Credit Agreement

support the capital requirements of Ascot Corporate Name Ltd., as a member of Lloyds of London, (ix) Indebtedness of any Subsidiary Borrower incurred under the Loan Documents, and Indebtedness of any Subsidiary (if any) party as a borrower under the Other Credit Agreement, (x) Indebtedness of a Person (other than the Company or any of its Affiliates) that is consolidated on the balance sheet of the Company or any Subsidiary as a “Variable Interest Entity” under Financial Accounting Standards Board Interpretation No. 46R (or any successor interpretations or amendments thereto and as affected by any subsequent relevant pronouncements of the FASB or, if, and to the extent applicable, the SEC); provided that the satisfaction of such Indebtedness is limited to the property of such Person (except for customary exceptions for fraud, misapplication of funds, breach of representations and environmental indemnities) and (xi) up to an aggregate amount of $750,000,000 of Indebtedness, outstanding at any time, of one or more Subsidiaries for which the Company is a co-obligor.
          “Consolidated Total Capitalization” means, at any date, the sum of (a) Consolidated Total Debt plus (b) Consolidated Net Worth.
          “Consolidated Total Debt” means, at any date, without duplication, the sum of (a) the aggregate amount of all Indebtedness of the Company and its Subsidiaries (excluding (i) all Operating Indebtedness of the Company and its Subsidiaries and (ii) all Indebtedness of ILFC; provided that, with respect to clause (ii) above, neither the Company nor any other Subsidiary shall provide any credit support of any kind with respect to such Indebtedness (for the avoidance of doubt, other than credit support solely by virtue of affiliation with the Company and its Subsidiaries)) plus (b) the aggregate amount of Hybrid Securities, determined on a consolidated basis in accordance with GAAP.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Default Swap Spread” means, at any time with respect to any Loan as at any CDS Spread Determination Date, the Company’s four-year credit default swap mid-rate spread as provided by Markit Group, Ltd. (“Markit”) to the Administrative Agent after the close of business on the Business Day immediately preceding such CDS Spread Determination Date; provided that the Credit Default Swap Spread with respect to any Loan to any Borrower shall not be (a) less than the “Minimum CDS Spread” (as determined below in this definition) (the “Minimum CDS Spread”) or (b) greater than the “Maximum CDS Spread” (as determined below in this definition) (the “Maximum CDS Spread”). If for any reason the Credit Default Swap Spread is not available or is not provided by Markit to the Administrative Agent by 11:00 a.m. New York City time on any date of determination of the Credit Default Swap Spread, the Company and the Lenders shall negotiate in good faith, for a period of up to 30 days thereafter (such 30-day period, the “Negotiation Period”), to agree on an alternative method for establishing the Credit Default Swap Spread; provided that (i) the Credit Default Swap Spread
Four-Year Credit Agreement

applicable to each CDS Spread Determination Date which falls during the Negotiation Period shall be based upon the then most recently available Credit Default Swap Spread and (ii) if no such alternative method is agreed upon during the Negotiation Period, the Credit Default Swap Spread with respect to any Loans shall be the Credit Default Swap Spread determined under clause (i) above and increased by (A) 0.25% on the first Business Day following the expiration of the Negotiation Period (the “Initial Rate Increase Date”) and (B) an additional 0.25% on each succeeding 90-day anniversary of the Initial Rate Increase Date (or if any such 90th day is not a Business Day, on the immediately succeeding Business Day), in each case, so long as the Credit Default Swap Spread remains unavailable or is not provided by Markit and an alternative method for establishing the Credit Default Swap Spread has not been agreed upon by the Company and the Lenders hereunder (provided that the Credit Default Swap Spread determined under this clause (ii) shall in no event be less than the Minimum CDS Spread or greater than the Maximum CDS Spread). For purposes of this definition, the “Minimum CDS Spread” and the “Maximum CDS Spread” means, for any day, the applicable percentage per annum set forth below under the caption “Minimum CDS Spread” or “Maximum CDS Spread”, respectively, determined by reference to the Index Debt Ratings applicable on such day:

Index Debt Ratings	Minimum CDS Spread	Maximum CDS Spread
Category 1 > AA- / Aa3	0.625%	2.50%
Category 2 A+ / A1	0.750%	2.75%
Category 3 A / A2	0.875%	3.00%
Category 4 A- / A3	1.00%	3.50%
Category 5 BBB+ / Baa1	1.25%	4.00%
Category 6 < BBB / Baa2 or unrated	1.50%	4.50%
          “Credit Exposure” means, with respect to any Lender at any time, the L/C Tranche Credit Exposure or the RC Tranche Credit Exposure of such Lender, as applicable.
          “Default” means any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both, would constitute an Event of Default.
          “Default Rate” means a rate per annum equal to 2.00% plus the Alternate Base Rate as in effect from time to time plus the Applicable Rate applicable to ABR Loans; provided that, with respect to principal of any Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the “Default Rate” shall be a rate per annum equal to, for the period from and including such due date to but excluding the last day of such Interest Period, 2.00% plus the interest rate for such Eurodollar Loan as provided in Section 2.10(b) and, thereafter, the rate provided for above in this definition.
Four-Year Credit Agreement

          “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its obligations in respect of Letters of Credit (including participation obligations therein, if any, hereunder) or (iii) pay over to the Administrative Agent, any Several L/C Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, (x) such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or (y) such failure has been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to confirm in writing in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (including in respect of the Letters of Credit) (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation) or (d) has become the subject of a Bankruptcy Event.
          “Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s jurisdiction of domicile with which such Insurance Subsidiary is required to file its annual statutory financial statement (including any jurisdiction of domicile deemed to be such by virtue of a “commercially domiciled” or similar standard).
          “Designated Subsidiaries” means, without duplication, (a) Chartis Inc., Chartis International, LLC, Chartis U.S., Inc., National Union Fire Insurance Company of Pittsburgh, Pa., American Home Assurance Company, SunAmerica Financial Group, Inc., Western National Life Insurance Company, American General Life Insurance Company and SAFG Retirement Services, Inc.; (b) any Subsidiary that has total assets in excess of 10% of the consolidated total assets of the Company and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated balance sheet of the Company furnished pursuant to Section 3.05(a) or 5.01); (c) any Subsidiary formed or organized after the date hereof that owns, directly or indirectly, greater than 10% of the Equity Interests in any other Designated Subsidiary; and (d) each Subsidiary Borrower (so long as it remains a Subsidiary Borrower hereunder).
          “Disclosed Matters” means any matter disclosed in any Form 10-K, Form 10-Q or Form 8-K filed by the Company with the SEC during the period from and including January 1, 2011 to and including August 4, 2011.
          “Disclosed Tax Matters” means any matters relating to taxes set forth or accounted for in the “Federal Income Taxes” or “Income Taxes” notes, as applicable, to the Company’s consolidated financial statements in any Form 10-Q or 10-K filed by the Company with the SEC during the period from and including January 1, 2008 to and including August 4, 2011.
Four-Year Credit Agreement

          “Disposition” means the sale, transfer, license, sublicense, lease, sublease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
          “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case other than solely for Capital Stock in such Person that does not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock and at any time on or prior to the first anniversary of the Commitment Termination Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above (other than solely for Capital Stock in such Person that do not constitute Disqualified Stock and cash in lieu of fractional shares of such Capital Stock), in each case at any time prior to the first anniversary of the Commitment Termination Date; provided, however, that Capital Stock in any Person that would not constitute Disqualified Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of a disposition or a change of control shall not constitute Disqualified Stock if any such requirement becomes operative only after repayment in full of all the Loans and obligations in respect of the Letters of Credit and all other Obligations that are accrued and payable.
          “Dollars” or “$” refers to lawful money of the United States.
          “Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction of the United States, any State thereof or the District of Columbia.
          “Environmental Laws” means all federal, state, local, municipal and foreign Laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, permits, directives, orders (including consent orders), and legally binding requirements of any Governmental Authority, in each case concerning the protection of the environment, natural resources, human health and safety as it relates to any Hazardous Materials or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, Hazardous Materials, in each case not relating to or arising out of the insurance or reinsurance activities of the Company or the Subsidiaries.
          “Environmental Liability” means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of (a) actual or alleged compliance or noncompliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, use, handling, transport, storage, treatment, recycling or disposal of, or the arrangement for such activities with
Four-Year Credit Agreement

respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which a liability or obligation is assumed or imposed with respect to any of the foregoing. Liabilities of the type described above arising out of the obligation of any Insurance Subsidiary with respect to its insurance operations shall not constitute “Environmental Liabilities” hereunder.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the determination that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code and Section 303 of ERISA, (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the requirement that a Plan provide a security pursuant to Section 436(f)(i) of the Code, (h) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (i) the Company or any of the Subsidiaries engaging in a “prohibited transaction” with respect to a plan for which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable, (j) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA or (k) any Foreign Benefit Event.
Four-Year Credit Agreement

          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excluded Indebtedness” means at any time, (a) all outstanding Consolidated Priority Debt; provided that at such time the Company is in compliance with the covenant set forth in Section 6.05(c) of this Agreement and (b) all Indebtedness excluded from the definition of Consolidated Priority Debt pursuant to clauses (i) — (xi) of the proviso contained in such definition.
          “Excluded Taxes” means, with respect to any payment made by any Borrower, any of the following Taxes imposed on or with respect to the Recipient: (a) Other Connection Taxes; (b) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.14(f); and (c) U.S. Federal withholding Taxes from a Law in effect (including FATCA) on the date on which (i) such Recipient acquires directly or indirectly its applicable ownership interest in the Loans, Letters of Credit, participations therein or Commitments (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.16(b)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loans, Letters of Credit or Commitments or to such Recipient immediately before it changed its lending office.
          “Existing AIG 364-Day Credit Agreement” means the 364-Day Credit Agreement dated as of December 23, 2010 between the Company, the subsidiary borrowers party thereto, certain lenders party thereto and JPMCB, as administrative agent thereunder, as amended and in effect immediately prior to the effectiveness of this Agreement.
          “Existing AIG Three-Year Credit Agreement” means the Three-Year Credit Agreement dated as of December 23, 2010 between the Company, the subsidiary borrowers party thereto, certain lenders party thereto and JPMCB, as administrative agent thereunder, as amended and in effect immediately prior to the effectiveness of this Agreement.
          “Existing Chartis Letter of Credit Agreement” means the Letter of Credit and Reimbursement Agreement dated as of December 23, 2010 between Chartis Inc., certain lenders party thereto, JPMCB, as administrative agent thereunder, and certain other parties thereto, as amended and in effect immediately prior to the effectiveness of this Agreement.
          “Existing Credit Agreements” means the Existing Chartis Letter of Credit Agreement, the Existing AIG 364-Day Credit Agreement and Existing AIG Three-Year Credit Agreement.
          “Existing Letter of Credit” means each Several Letter of Credit under (and as defined in) the Existing Chartis Letter of Credit Agreement outstanding as of the Closing Date and listed on Schedule 2.01C, which, in each case, shall be deemed issued and continued as a
Four-Year Credit Agreement

Several Letter of Credit hereunder pursuant to the fourth paragraph of Section 2.20(a)(i) (and amended in accordance with the terms hereof).
          “FATCA” means Sections 1471 through 1474 of the Code and any regulations or official governmental interpretations thereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, deputy treasurer or controller of the Company.
          “Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Company or any Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.
          “Foreign Pension Plan” means any benefit plan maintained outside of the U.S. primarily for the benefit of employees working outside the U.S. that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
          “Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business or tax credit investment business for the purpose of selling and/or holding, directly or indirectly, Equity Interests in such investment vehicle to third parties.
          “GAAP” means United States generally accepted accounting principles applied on a consistent basis.
Four-Year Credit Agreement

          “GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by the Company or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.
          “Governmental Authority” means any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality, regulatory body (including any board of insurance, insurance department or insurance commissioner), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
          “Hazardous Materials” means any pollutant, contaminant, waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, including petroleum, its derivatives, by-products and other hydrocarbons, coal ash, radon gas, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorohydrocarbons, and any substance, waste or material regulated under any Environmental Law.
          “Honor Date” has the meaning assigned to such term in Section 2.20(c)(i).
          “Hybrid Securities” means (a) the Company’s 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures, 7.70% Series A-5 Junior Subordinated Debentures, 8.175% Series A-6 Junior Subordinated Debentures, 8.00% Series A-7 Junior Subordinated Debentures and 8.625% Series A-8 Junior Subordinated Debentures and (b) any similar junior subordinated debt or trust preferred securities issued by the Company or any of its Subsidiaries after the date hereof that receive equivalent hybrid equity treatment from S&P and Moody’s.
          “Increasing Lender” has the meaning assigned to such term in Section 2.17.
Four-Year Credit Agreement

          “ILFC” means International Lease Finance Corporation, ILFC Holdings, Inc., and/or any of their respective subsidiaries, as applicable.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that, for purposes of this clause (e), if such Person has not assumed or otherwise become personally liable for any such Indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of (i) the fair market value of such property and (ii) the amount of Indebtedness secured by such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) all obligations of such Person as an account party in respect of letters of credit, (j) all obligations of such Person in respect of bankers’ acceptances and (k) all obligations of such person in respect of Disqualified Stock. Indebtedness shall not include: (i) any obligation of any Person to make any payment, hold funds or securities or to segregate funds or securities for the benefit of one or more third parties pursuant to any surety or fidelity bond, any insurance or reinsurance contract or program, any distribution agreement, any program administrator agreement, managing general agency agreement, third party administrator agreement, claims services agreement or similar insurance services agreement, or any annuity contract, variable annuity contract or other similar agreement or instrument (including GICs and financial guarantees), including any policyholder account, arising in the ordinary course of any such Person’s business; (ii) all other liabilities (or guarantees thereof) of any Person arising in the ordinary course of any such Person’s business as an insurance company, reinsurance company (including GICs), agency, producer or claims services company or as a provider of financial or investment services (including GICs); (iii) obligations of any Person under Swap Contracts; (iv) obligations of any Person under or arising out of any employee benefit plan, employment contract or other similar arrangement; (v) obligations of any Person under any severance or termination of employment agreement or plan; (vi) obligations of any Person in respect of the sponsorship of Catastrophe Bonds transactions; (vii) utilizing proceeds from the disposition of properties (or interests therein) generating tax credits to secure guarantee obligations to third party investors in tax credit Funds, or providing guarantees to third-party investors in tax credit Funds to protect against recapture of previously-allocated tax credits occurring after the disposition of such properties (or interests therein); (viii) obligations of the Company or any of its Subsidiaries incurred pursuant to the Recapitalization Documents or in connection with the transactions contemplated thereby; or (ix) Indebtedness of Subsidiaries that are held for sale (and accounted for as such under GAAP) as of the date hereof. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than Indebtedness that is nonrecourse to such Person) in which such Person is a general partner.
          “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Borrower under any Loan Document and (b) Other
Four-Year Credit Agreement

Taxes. For avoidance of doubt, Indemnified Taxes does not include Taxes imposed by applicable Law on a distribution or similar payment made by a Lender to a Person that is an owner of such Lender with respect to its ownership interest in such Lender and distributions and similar payments made by such owners to their owner.
          “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
          “Index Debt Rating” means, as of any date of determination, the rating as determined by S&P or Moody’s of the Index Debt; provided that (a) if either Moody’s or S&P shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established an Index Debt Rating in Category 6 of the relevant pricing grids set forth in the definition of “Applicable Fee Rate” and “Credit Default Swap Spread” (each, a “pricing grid”); (b) if the Index Debt Rating established or deemed to have been established by Moody’s and S&P shall fall within different rating levels (and, for purposes hereof, a rating level shall be the comparable rating level for the Moody’s rating and the S&P’s rating (i.e., ratings of A-/A3 are the same rating level)), the Applicable Fee Rate, the Minimum CDS Spread and the Maximum CDS Spread shall be based on the higher of the two ratings, provided that if one of the two ratings is two or more rating levels lower than the other, the Applicable Fee Rate, the Minimum CDS Spread and the Maximum CDS Spread shall be determined by reference to the rating level next above that of the lower of the two ratings; and (c) if the Index Debt Rating established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.02 or otherwise. Each change in the Applicable Fee Rate, the Minimum CDS Spread and the Maximum CDS Spread resulting from a publicly announced change in the Index Debt Ratings shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Fee Rate, the Minimum CDS Spread and the Maximum CDS Spread shall be determined by reference to the ratings most recently in effect prior to such change or cessation. At any time an Event of Default has occurred and is continuing, the Applicable Fee Rate, the Minimum CDS Spread and the Maximum CDS Spread shall be deemed to be in Category 6 of the relevant pricing grids (as defined above in this definition).
          “Insurance Subsidiary” means any Subsidiary that is required to be licensed as an insurer or reinsurer.
          “Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.05.
Four-Year Credit Agreement

          “Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Payment Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of any Interest Period that is more than three months long, each day prior to the last day of such Interest Period that occurs at intervals of three months after the first day of such Interest Period.
          “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “IRS” means the United States Internal Revenue Service.
          “ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590), or such later version thereof as may be in effect at the time of issuance of such Letter of Credit.
          “Joint Lead Arrangers” means the Joint Lead Arrangers and Joint Bookrunners listed on the cover page of this Agreement.
          “JPMCB” means JPMorgan Chase Bank, N.A.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unpaid Unreimbursed Amounts. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or Article 36 of the UCP (if applicable thereto), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. For purposes of determining the L/C Obligations held by any Lender at any time, a Lender shall be deemed to hold an amount equal to the sum of (a) the aggregate amount of each Lender’s direct obligation in all outstanding Several Letters of Credit, (b) its participations (if any) in all
Four-Year Credit Agreement

outstanding Several Letters of Credit and (c) its L/C Tranche Applicable Percentage of all unpaid Unreimbursed Amounts at such time.
          “L/C Tranche” means the tranche hereunder relating to the L/C Tranche Commitments, the Letters of Credit issued and the L/C Tranche Loans made thereunder and the L/C Tranche Lenders.
          “L/C Tranche Applicable Percentage” means, with respect to any Lender, the percentage of the total L/C Tranche Commitments represented by such Lender’s L/C Tranche Commitment. If the L/C Tranche Commitments have terminated or expired, the L/C Tranche Applicable Percentages shall be determined based upon the L/C Tranche Commitments most recently in effect, giving effect to any assignments. The L/C Tranche Applicable Percentage of a Lender may be adjusted in accordance with the provisions of this Agreement, including as a result of a Commitment Increase under Section 2.17 and the provisions regarding Defaulting Lenders.
          “L/C Tranche Commitment” means, with respect to each Lender, the commitment of such Lender, if any, (a) to make L/C Tranche Loans and/or (b) to issue Several Letters of Credit (and/or to purchase participations therein to the extent provided herein), expressed as an amount representing the maximum aggregate amount of such Lender’s L/C Tranche Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, (ii) increased from time to time pursuant to Section 2.17 and (iii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s L/C Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption (or, in the case of any Assuming Lender, the agreement entered into by such Assuming Lender under Section 2.17) pursuant to which such Lender shall have assumed its L/C Tranche Commitment, as applicable. The initial aggregate amount of the Lenders’ L/C Tranche Commitments is $1,500,000,000 as of the Closing Date.
          “L/C Tranche Credit Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s L/C Tranche Loans and its L/C Obligations at such time.
          “L/C Tranche Lender” means a Lender with a L/C Tranche Commitment or L/C Tranche Credit Exposure.
          “L/C Tranche Loan” means a Loan made pursuant to Section 2.01(a).
          “Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit (which for avoidance of doubt will be deemed issued hereunder as of the Closing Date).
          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Several L/C Agent.
          “Letter of Credit Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by
Four-Year Credit Agreement

the applicable Several L/C Agent and the Company (and, if applicable, any Subsidiary named as an applicant in the Letter of Credit Application) or entered into by the Company (or, if applicable, any Subsidiary) in favor of such Several L/C Agent and relating to any such Letter of Credit.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an instrument executed by such Person pursuant to Section 2.17, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that, as the context requires, “Lenders” shall include each Several L/C Agent and each Limited Fronting Lender (if any).
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page thereof, or any successor service, providing quotations of interest rates applicable to Dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Limited Fronting Lender” means, as provided in Section 2.20(k), (a) any L/C Tranche Lender (so long as it is not an Affected Lender with respect to a particular Several Letter of Credit) that agrees that it shall be an issuer with respect to any Affected Lender’s L/C Tranche Applicable Percentage of a particular Several Letter of Credit or (b) any L/C Tranche Lender which is a NAIC Approved Bank that agrees that it shall be an issuer with respect to any Non-NAIC Approved Bank’s L/C Tranche Applicable Percentage of Several Letters of Credit outstanding and/or issued during the period that such Non-NAIC Approved Bank is a Non-NAIC Approved Bank, in each case pursuant to a Limited Fronting Lender Agreement.
          “Limited Fronting Lender Agreement” has the meaning assigned to such term in Section 2.20(k).
          “Limited Recourse Real Estate Indebtedness” means Indebtedness of any Subsidiary of the Company secured by Liens on any of its real property (including investments in real property) and certain personal property related thereto; provided that (i) the recourse of
Four-Year Credit Agreement

the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating such Liens or providing for such Indebtedness shall be limited to such real property and personal property relating thereto; and (ii) such holder may not under the instrument creating such Lien or providing for such Indebtedness collect by levy of execution or otherwise against property of such Subsidiary (other than such real property and personal property relating thereto directly securing such Indebtedness) if such Subsidiary fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in “non-recourse” real estate transactions.
          “Loan Documents” means, collectively, this Agreement, the promissory notes (if any) executed and delivered pursuant to Section 2.07(e), each Subsidiary Borrower Designation and the Letter of Credit Documents.
          “Loan Parties” means, collectively, the Company and the Subsidiary Borrowers.
          “Loans” means the loans made by the Lenders under any Tranche to the Borrowers pursuant to Section 2.01.
          “Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
          “Material Adverse Change” means a material adverse effect on (a) the business, assets, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.
          “Material Indebtedness” means Indebtedness (other than the Loans, reimbursement obligations in respect of the Letters of Credit and any Limited Recourse Real Property Indebtedness), or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $750,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Contract at any time shall be the Agreement Value of such Swap Contract at such time.
          “Maximum CDS Spread” has the meaning assigned to such term in the definition of “Credit Default Swap Spread”.
          “Minimum CDS Spread” has the meaning assigned to such term in the definition of “Credit Default Swap Spread”.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or
Four-Year Credit Agreement

such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
          “NAIC Approved Bank” means any L/C Tranche Lender that is listed on the most current “Bank List” of banks approved by the NAIC; provided that if such Lender is a Non-U.S. Lender, such Lender is acting through the United States branch of such Lender listed on such “Bank List”.
          “Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.
          “Non-Extension Notice Date” has the meaning assigned to such term in Section 2.20(b)(v).
          “Non-NAIC Approved Bank” means, at any time, any L/C Tranche Lender that is not a NAIC Approved Bank.
          “Non-U.S. Lender” means a Lender that is not a U.S. Person.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company and the other Loan Parties arising under any Loan Document or otherwise with respect to any Loans (including with respect to principal, interest, fees and other amounts payable by the Loan Parties thereunder) or Letters of Credit (including all L/C Obligations), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company, any other Loan Party or any Affiliate thereof of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization naming such Person as the debtor in such case, proceeding or action, regardless of whether such interest and fees are allowed claims in such proceeding.
          “OFAC” has the meaning assigned to such term in Section 3.15.
          “Operating Indebtedness” of any Person means, at any date, without duplication, any Indebtedness of such Person (a) in respect of AXXX, XXX and other similar life reserve requirements, (b) incurred in connection with repurchase agreements and securities lending, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar life reserves, (d) to the extent the proceeds of which are used to fund discrete customer-related assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of such Person being called upon to make such principal and interest payments, (e) incurred as operating leverage and existing as of June 30, 2011 and set forth in Schedule 2.01B (and any extensions, renewals, exchanges or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, unless otherwise permitted under another clause of this definition) or (f) incurred after
Four-Year Credit Agreement

June 30, 2011 that is excluded entirely from financial leverage by both S&P and Moody’s in their evaluation of such Person.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection solely arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, or sold or assigned an interest in any Loan Document). For avoidance of doubt, branch profit taxes shall be treated as Other Connection Taxes.
          “Other Credit Agreement” means the 364-Day Credit Agreement dated as of the date hereof between the Company, the subsidiary borrowers party thereto, certain lenders party thereto and JPMCB, as administrative agent thereunder.
          “Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes or Taxes imposed with respect to an assignment or participation.
          “Outstanding Amount” means, with respect to any L/C Obligations on any date, the amount of such L/C Obligations at the close of business on such date after giving effect to any issuance, amendment or extension of any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including such changes resulting from any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
          “Participant Register” has the meaning assigned to such term in Section 9.04(c).
          “Participating L/C Issuer” means, from time to time with respect to each Several Letter of Credit, each Affected Lender or Non-NAIC Approved Bank, as applicable, for whose L/C Tranche Applicable Percentage a Limited Fronting Lender has agreed to be liable as an issuer.
Four-Year Credit Agreement

          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Qualified Subsidiaries” means, without duplication, (a) Chartis Inc., Chartis International, LLC, Chartis U.S., Inc., National Union Fire Insurance Company of Pittsburgh, Pa., American Home Assurance Company, SunAmerica Financial Group, Inc. and SAFG Retirement Services, Inc.; (b) any Subsidiary (other than Western National Life Insurance Company, American General Life Insurance Company and AGC Life Insurance Company) that has total assets in excess of 10% of the consolidated total assets of the Company and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated balance sheet of the Company furnished pursuant to Section 3.05(a) or 5.01); provided that if the total assets of any of Western National Life Insurance Company, American General Life Insurance Company or AGC Life Insurance Company are in excess of 15% of the consolidated total assets of the Company and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated balance sheet of the Company furnished pursuant to Section 3.05(a) or 5.01), then such entity exceeding such threshold shall be deemed a Qualified Subsidiary; (c) any Subsidiary formed or organized after the date hereof that owns, directly or indirectly, greater than 10% of the Equity Interests in any other Qualified Subsidiary; and (d) each Subsidiary Borrower (so long as it remains a Subsidiary Borrower hereunder).
          “Quarterly Payment Date” means the last Business Day of each of March, June, September and December in each year.
          “RC Tranche” means the tranche hereunder relating to the RC Tranche Commitments, the RC Tranche Loans made thereunder and the RC Tranche Lenders.
          “RC Tranche Commitment” means, with respect to each Lender, the commitment of such Lender, if any, to make RC Tranche Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s RC Tranche Credit Exposure hereunder, as such commitment may be (i) reduced from time to time pursuant to Section 2.06, (ii) increased from time to time pursuant to Section 2.17 and (iii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s
Four-Year Credit Agreement

RC Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption (or, in the case of any Assuming Lender, the agreement entered into by such Assuming Lender under Section 2.17) pursuant to which such Lender shall have assumed its RC Tranche Commitment, as applicable. The initial aggregate amount of the Lenders’ RC Tranche Commitments is $1,500,000,000 as of the Closing Date.
          “RC Tranche Credit Exposure” means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender’s RC Tranche Loans at such time.
          “RC Tranche Lender” means a Lender with a RC Tranche Commitment or RC Tranche Credit Exposure.
          “RC Tranche Loan” means a Loan made pursuant to Section 2.01(b).
          “Recapitalization Documents” means the Master Transaction Agreement dated as of December 8, 2010, as amended, among the Company, the SPVs, Federal Reserve Bank of New York, United States Department of the Treasury and AIG Credit Facility Trust (including all exhibits).
          “Recipient” means, as applicable, (a) the Administrative Agent, (b) any Several L/C Agent and (c) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as a beneficial owner thereof for U.S. Federal tax purposes).
          “Register” has the meaning assigned to such term in Section 9.04(b)(iv).
          “Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
          “Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer that is not an Affiliate of the Company all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.
Four-Year Credit Agreement

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and of such Person’s Affiliates.
          “Release” means any release, spill, emission, leaking, dumping, pumping, emptying, escaping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, at, to, under, from or upon any building, structure, facility or fixture.
          “Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that the Credit Exposures and unused Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. The “Required Lenders” of a particular Tranche means Lenders having Credit Exposures and unused Commitments under such Tranche representing more than 50% of the sum of the total Credit Exposures and unused Commitments under such Tranche (subject to the proviso in the preceding sentence).
          “Responsible Officer” means any executive officer or Financial Officer of the Company and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
          “S&P” means Standard & Poor’s Financial Services LLC.
          “SAP” means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the domicile of such Insurance Subsidiary for the preparation of annual statements and other financial reports of such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.
          “SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.
          “Several L/C Agent” means (a) (except as provided in clause (b) below) JPMCB, in its capacity as agent and attorney-in-fact for the L/C Tranche Lenders in issuing and amending Several Letters of Credit, or any successor in such capacity; and (b) Citibank, N.A., in its capacity as agent and attorney-in-fact for the L/C Tranche Lenders with respect to each Several Letter of Credit that is an Existing Letter of Credit deemed issued hereunder as of the Closing Date for which Citibank, N.A. was the Several L/C Agent under (and as defined in) the Existing Chartis Letter of Credit Agreement, or any successor in such capacity. References herein to the “applicable Several L/C Agent” with respect to any Letter of Credit shall refer to that Several L/C Agent which is acting as agent and attorney-in-fact for the L/C Tranche Lenders in connection with such Letter of Credit.
          “Several Letter of Credit” means any Letter of Credit issued severally by the L/C Tranche Lenders.
Four-Year Credit Agreement

          “Specified Subsidiaries” means (a) Chartis Inc., SunAmerica Financial Group, Inc. and SAFG Retirement Services, Inc.; (b) any Subsidiary formed or organized after the date hereof that owns, directly or indirectly, greater than 10% of the Equity Interests in any other Specified Subsidiary; and (c) each Subsidiary Borrower (so long as it remains a Subsidiary Borrower hereunder).
          “SPVs” has the meaning assigned to such term in Section 6.01(k).
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing limited liability company interests (as applicable) are, at the time any determination is being made, owned, Controlled or held directly or indirectly by such parent; provided that no Fund shall be a “subsidiary” for the purpose hereof.
          “Subsidiary” means any direct or indirect subsidiary of the Company.
          “Subsidiary Borrower” mean each Subsidiary of the Company that shall become a Subsidiary Borrower pursuant to Section 2.19, so long as such Subsidiary shall remain a Subsidiary Borrower hereunder. As of the date hereof, there are no Subsidiary Borrowers party hereto.
          “Subsidiary Borrower Designation” means a Subsidiary Borrower Designation entered into by the Company and the applicable Subsidiary of the Company, pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 2.19) be designated as a Borrower hereunder, substantially in the form of Exhibit B-1 or any other form approved by the Administrative Agent.
          “Subsidiary Borrower Termination Notice” has the meaning assigned to such term in Section 2.19(c).
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index
Four-Year Credit Agreement

transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that Swap Contracts shall not include (i) the stock purchase contracts that constitute a component of the Hybrid Securities of the Company and its Subsidiaries issued in the form of equity units and outstanding as of the date hereof, (ii) any right, option, warrant or other award made under an employee benefit plan, employment contract or other similar arrangement or (iii) any right, warrant or option or other convertible or exchangeable security or other instrument issued by the Company or any Subsidiary or Affiliate of the Company or any Subsidiary for capital raising purposes.
          “Syndication Agent” means the Syndication Agent listed on the cover page of this Agreement.
          “Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
          “Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Tranche” means the L/C Tranche or the RC Tranche, as applicable.
          “Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “UCP” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance of a Letter of Credit or such earlier version thereof as may be required by the applicable
Four-Year Credit Agreement

Governmental Authority or beneficiary.
          “Unreimbursed Amount” has the meaning assigned to such term in Section 2.20(c)(i).
          “U.S.” or “United States” means the United States of America.
          “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
          “U.S. Tax Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(D)(2).
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          “Withholding Agent” means each Loan Party and the Administrative Agent.
          SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as from time to time amended, supplemented or otherwise modified, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.03. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose),
Four-Year Credit Agreement

regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
THE CREDITS
          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each L/C Tranche Lender agrees to make L/C Tranche Loans to one or more of the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s L/C Tranche Exposure exceeding such Lender’s L/C Tranche Commitment or (ii) the total L/C Tranche Exposures exceeding the total L/C Tranche Commitments and (b) each RC Tranche Lender agrees to make RC Tranche Loans to one or more of the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s RC Tranche Exposure exceeding such Lender’s RC Tranche Commitment or (ii) the total RC Tranche Exposures exceeding the total RC Tranche Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Loans under each Tranche.
          SECTION 2.02. Loans and Borrowings.
          (a) Obligations of Lenders. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. For the avoidance of doubt, Borrowings may at the option of the applicable Borrower be requested, and Loans may be made and remain outstanding, on a non-pro rata basis as between the Tranches. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Type of Loans. Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an Unreimbursed Amount as contemplated by Section 2.20(c)(i). Borrowings of more than one Type and Class may be
Four-Year Credit Agreement

outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.
          (d) Limitations on Lengths of Interest Periods. Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing, any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.
          SECTION 2.03. Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower and (if such Borrower is not the Company) the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (i) the identity of the applicable Borrower;
     (ii) the relevant Tranche under which such Borrowing is to be made;
     (iii) the aggregate amount of the requested Borrowing;
     (iv) the date of such Borrowing, which shall be a Business Day;
     (v) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (vi) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (vii) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Funding of Borrowings.
          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon (or, in the case of an ABR Borrowing, 2:00 p.m.), New York City time, to the
Four-Year Credit Agreement

account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower or the Company maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request.
          (b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent (the “Compensation Period”), at the greater of (i) the Federal Funds Effective Rate from time to time in effect and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments or to prejudice any rights which the Administrative Agent, any Lender or any Borrower may have against any other Lender as a result of any default by such Lender hereunder.
          SECTION 2.05. Interest Elections.
          (a) Elections by Borrowers for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. Such Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.
          (b) Notice of Elections. To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be
Four-Year Credit Agreement

confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower and (if such Borrower is not the Company) the Company.
          (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Notice by Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) Failure to Elect; Events of Default. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.
Four-Year Credit Agreement

          SECTION 2.06. Termination and Reduction of Commitments.
          (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date. Unless the Closing Date shall have occurred at or prior to 3:00 p.m., New York City time, on November 15, 2011, this Agreement and the Commitments shall automatically terminate at such time.
          (b) Voluntary Termination or Reduction. The Company may at any time terminate the Commitments of any Class or from time to time reduce the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is $10,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Credit Exposure with respect to such Class would exceed the total Commitments of such Class. Notwithstanding the termination of the Commitments, this Agreement shall not terminate, and the obligations of the Loan Parties under this Agreement shall continue in full force and effect until such time as all principal of or accrued interest on the Loans, all Unreimbursed Amounts and all fees and other amounts payable under this Agreement or any other Loan Document have been paid in full and no Letters of Credit are outstanding.
          (c) Notice of Voluntary Termination or Reduction. The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          SECTION 2.07. Repayment of Loans; Evidence of Debt.
          (a) Repayment. Each Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans made to such Borrower on the Commitment Termination Date.
          (b) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender by such Borrower from time to time hereunder.
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          (c) Maintenance of Loan Accounts by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to a Borrower hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
          (d) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records of the Administrative Agent and the records of a Lender, the records of the Administrative Agent shall control absent manifest error.
          (e) Promissory Notes. Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C or any other form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.08. Prepayment of Loans.
          (a) Optional Prepayments. Each applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing under any Tranche made to such Borrower in whole or in part, subject to the requirements of paragraph (b) of this Section. For the avoidance of doubt, Borrowings may at the option of the applicable Borrower be prepaid on a non-pro rata basis as between the Tranches.
          (b) Notices, Etc. The applicable Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of any Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (which shall be a Business Day) or (ii) in the case of prepayment of any ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the Class, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments of any Class as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial optional prepayment of any Borrowing shall be in an amount that
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would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10, together with amounts, if any, payable pursuant to Section 2.13.
          SECTION 2.09. Fees.
          (a) Commitment Fees. The Company agrees to pay to the Administrative Agent for account of each Lender under each Tranche a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate on the average daily unused amount of the Commitment of such Lender under such Tranche during the period from and including the Closing Date to but excluding the earlier of the date such Commitment terminates or the Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Payment Date and on the earlier of the date on which the applicable Commitment terminates and the Commitment Termination Date, commencing on the first such date to occur after the Closing Date.
          (b) Letter of Credit Fees. The Company shall pay to the Administrative Agent for account of each Lender a Letter of Credit fee, which shall accrue at a rate per annum equal to the Applicable Rate for Letter of Credit fees in effect from time to time on such Lender’s L/C Tranche Applicable Percentage of the average daily maximum amount available to be drawn under all Letters of Credit (including the Existing Letters of Credit) outstanding from time to time. Letter of Credit fees accrued through and including the last day of each March, June, September and December in each year shall be payable on the immediately succeeding Quarterly Payment Date, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the earlier of the date on which the L/C Tranche Commitment terminates and the Commitment Termination Date, and any such fees accruing thereafter (so long as any Letter of Credit or L/C Obligation remains outstanding) shall be payable on demand. Notwithstanding anything to the contrary contained herein, while any Event of Default under clause (g) or (h) of Article VII exists and, upon the request of the Required Lenders, while any other Event of Default exists, all such Letter of Credit fees shall accrue at a rate per annum equal to the Applicable Rate plus 2.00%.
          (c) Documentary and Processing Charges. The Company shall pay directly to the applicable Several L/C Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard and reasonable costs and charges, of such Several L/C Agent relating to each Letter of Credit as from time to time in effect.
          (d) Administrative Agent Fees. The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
          (e) Payment of Fees; Computation of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, as applicable, to the Person or Persons entitled thereto. Fees paid shall not be refundable under any circumstances. All fees payable under paragraph (a) or (b) of this Section shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          SECTION 2.10. Interest.
          (a) ABR Loans. The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
          (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.
          (c) Default Interest. If any amount of principal of any Loan, interest or any other amount payable by any Loan Party under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Without duplication of amounts payable under the preceding sentence, while any Event of Default pursuant to clause (g) or (h) of Article VII exists and, upon request by the Required Lenders, while any other Event of Default exists, the applicable Borrower shall pay interest on the principal amount of all outstanding Loans made to such Borrower at a rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (d) Payment of Interest. Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
          (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of the Interest Period for a Eurodollar Borrowing of any Class:
     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
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     (b) the Administrative Agent is advised by the Required Lenders under the applicable Tranche that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
          SECTION 2.12. Increased Costs.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, deposit insurance charge or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
     (ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;
     (iii) subject any Recipient to any Taxes (other than (A) FATCA, (B) Indemnified Taxes and (C) Other Connection Taxes on gross or net income, profits, franchise or revenues or taxes in lieu thereof (including value-added or similar Taxes)) on its Loans (including principal amount thereof), Letters of Credit (or participations in Letters of Credit), Commitments or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or
     (iv) cause or deem Letters of Credit to be held on the books of any Lender as assets and/or deposits;
and the result of any of the foregoing shall be to increase the cost to such Lenders or such other Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), to increase the cost to such Lenders or such other Recipient of its obligation to issue or participate in, or of issuing, maintaining or participating in, any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of
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return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made or the Letters of Credit issued (or participated in) by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Company pursuant to Section 2.16, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and (if such Borrower is not the Company) the Company and shall be
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conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.14. Taxes.
          (a) Withholding of Taxes; Gross-Up. Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
          (b) Payment of Other Taxes by Loan Parties. Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
          (c) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (d) Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 2.14(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(d) shall be paid within 10 days after the Recipient delivers to any Loan Party a certificate stating the amount of any Indemnified Taxes so payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 2.14(d) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.14(d) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.
          (e) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and the Loan Parties for any Excluded Taxes, in each case attributable to such Lender that are paid or payable
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by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.14(e) shall be paid within 10 days after the Administrative Agent or the applicable Loan Party (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Administrative Agent or the applicable Loan Party (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.
          (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time such Lender becomes a Lender hereunder or at times prescribed by Law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding, unless a Change in Law prevents such Lender from legally being able to complete, execute or deliver such form. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will enable the applicable Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Upon the reasonable request of the Company or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
          (ii) Without limiting the generality of the foregoing, if any Loan Party is a U.S. Person, any Lender with respect to such Loan Party shall, if it is legally eligible to do so, deliver to such Loan Party and the Administrative Agent (in such number of copies reasonably requested by such Loan Party and the Administrative Agent), on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
     (A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
     (B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S.
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Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
     (C) in the case of a Non-U.S. Lender for whom payments under the Loan Documents constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;
     (D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the applicable form attached as part of Exhibit D (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
     (E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if such Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
     (F) any other form prescribed by Law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the applicable Loan Party or the Administrative Agent to determine the amount of Tax (if any) required by Law to be withheld.
          (iii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
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          (g) Treatment of Certain Refunds. If any Lender or the Administrative Agent reasonably determines that it has received a refund, in cash or applied as an offset against other cash tax liability, of any Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid pursuant to this Section), such indemnified party shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any interest imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.14(g) to the extent such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.14(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
          SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) Payments by Borrowers. Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or Unreimbursed Amounts, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 1:00 p.m. (or, in the case of Section 2.20(c), 2:00 p.m.), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unreimbursed Amounts, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and Unreimbursed Amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unreimbursed Amounts then due to such parties.
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          (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or any Unreimbursed Amount or interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon or Unreimbursed Amounts and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or L/C Obligations, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of the applicable Class and their respective Unreimbursed Amounts; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or interests in Letters of Credit to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
          (d) Presumptions of Payment. Unless the Administrative Agent shall have received notice (which notice shall be effective upon receipt) from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
          (e) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d), 2.20(c) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
          SECTION 2.16. Mitigation Obligations; Replacement of Lenders.
Four-Year Credit Agreement

          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If (i) any Lender requests compensation under Section 2.12, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14 or (iii) any Lender becomes a Defaulting Lender or (in the case of any L/C Tranche Lender) an Affected Lender or a Non-NAIC Approved Bank, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement (or, with respect to any such assignment as a result of such Lender becoming an Affected Lender or a Non-NAIC Approved Bank, all its interests, rights and obligations under the L/C Tranche) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall be effected in accordance with and subject to the restrictions contained in Section 9.04 (including, in the case of any assignment of interests, rights and obligations under the L/C Tranche, that such assignee shall be a NAIC Approved Bank or any other Person which shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank) and such assignee (if not a Lender) shall have been approved by the Administrative Agent (which approval shall not unreasonably be withheld), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Unreimbursed Amounts owing to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, Unreimbursed Amounts and accrued interest and fees) or the Company (in the case of all other amounts), (C) with respect to an assignment as a result of clause (iii) above, the assignment fee shall be paid to the Administrative Agent by the Company and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply (including, in the case of clause (iii) above with respect to any Non-NAIC Approved Bank, if, prior thereto, such Lender complies with Section 2.21(a)).
          SECTION 2.17. Increase in Commitments. The Company may, at any time after the Closing Date by notice to the Administrative Agent, propose an increase in the total L/C Tranche Commitments or RC Tranche Commitments hereunder (each such proposed increase being a “Commitment Increase”) either by having a Lender increase its Commitment of the
Four-Year Credit Agreement

applicable Class then in effect (each an “Increasing Lender”) or by having a Person which is not then a Lender become a party hereto as a Lender with a new Commitment of the applicable Class hereunder (each an “Assuming Lender”), in each case, with the approval of the Administrative Agent (not to be unreasonably withheld); provided that each Assuming Lender with a L/C Tranche Commitment shall be a NAIC Approved Bank or any other Person which shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank. Such notice shall specify (i) the name of each Increasing Lender and/or Assuming Lender, as applicable, (ii) the Class of the Commitments which is being increased, (iii) the amount of the Commitment Increase and the portion thereof being committed to by each such Increasing Lender or Assuming Lender and (iv) the date on which such Commitment Increase is to be effective (a “Commitment Increase Date”) (which shall be a Business Day at least five Business Days after delivery of such notice and 30 days prior to the Commitment Termination Date).
          Each Commitment Increase shall be subject to the following additional conditions:
     (i) unless the Administrative Agent otherwise agrees, the Commitment of any Assuming Lender as part of any Commitment Increase shall be in a minimum amount of at least $25,000,000;
     (ii) unless the Administrative Agent otherwise agrees, each Commitment Increase shall be in an amount of at least $25,000,000;
     (iii) immediately after giving effect to any Commitment Increase, the total Commitments hereunder shall not exceed $3,500,000,000;
     (iv) no Default has occurred and is continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and
     (v) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (or, in the case of such representations and warranties qualified as to materiality, in all respects) on and as of the relevant Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
          Each Commitment Increase (and the increase of the applicable Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 9:00 a.m., New York City time, on such Commitment Increase Date, of (a) a certificate of a Responsible Officer stating that the conditions with respect to such Commitment Increase under this Section have been satisfied and (b) an agreement, in form and substance satisfactory to the Company and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, each such Increasing Lender and/or such Assuming Lender, as applicable, shall provide its Commitment (or an increase of its applicable Commitment, as applicable), duly executed by each such Lender and
Four-Year Credit Agreement

the Borrowers and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each such Increasing Lender and/or Assuming Lender, together with such certificate of such Responsible Officer, the Administrative Agent shall record the information contained in such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Company and the Lenders (including, if applicable, each Assuming Lender). On each Commitment Increase Date, if there are Loans of the applicable Class then outstanding, each applicable Borrower shall simultaneously (i) prepay in full the outstanding Loans of such Class made to such Borrower immediately prior to giving effect to the relevant Commitment Increase in accordance with Section 2.08 and (ii) at such Borrower’s option in accordance with this Agreement, such Borrower may request to borrow new Loans of such Class from all the relevant Lenders (including, if applicable, any Assuming Lender) such that, after giving effect thereto, the Loans of such Class are held ratably by the relevant Lenders in accordance with their respective Commitments of such Class (after giving effect to such Commitment Increase).
          Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase any of its Commitments hereunder and any election to do so shall be in the sole discretion of such Lender.
          SECTION 2.18. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which it is a Defaulting Lender (and the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender);
          (b) the Commitments and Credit Exposures of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); except that (i) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; and
          (c) with respect to any Several Letter of Credit and/or the L/C Obligations of such Defaulting Lender with respect thereto,
     (i) such Defaulting Lender shall not be entitled to receive any Letter of Credit fee pursuant to Section 2.09(b) for any period during which it is a Defaulting Lender (and (except as provided in clause (c)(iii) below) the Company shall not be required to pay any such fee that would otherwise have been required to have been paid to such Defaulting Lender);
     (ii) subject to the condition that no Default has occurred and is continuing,
Four-Year Credit Agreement

with respect to any Several Letter of Credit outstanding at the time such Lender becomes a Defaulting Lender (other than any Several Letter of Credit with respect to which another Lender has agreed to act as the Limited Fronting Lender for such Defaulting Lender), with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable Law, (i) all or any portion of the L/C Obligations held by such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective L/C Tranche Applicable Percentages but only to the extent that (A) the sum of the aggregate L/C Tranche Credit Exposure of Non-Defaulting Lenders plus the Outstanding Amount of the L/C Obligations held by such Defaulting Lender shall not exceed the total L/C Tranche Commitments of the Non-Defaulting Lenders (except as provided in Section 2.20(k) for Limited Fronting Lenders) and (B) the aggregate Outstanding Amount of the L/C Obligations held by each Non-Defaulting Lender shall not exceed the L/C Tranche Commitment of such Non-Defaulting Lender (except as provided in Section 2.20(k) if such Non-Defaulting Lender is a Limited Fronting Lender) and (ii) each such Several Letter of Credit shall be amended to specify the Non-Defaulting Lenders that are parties to such Several Letter of Credit, after giving effect to such event, and such Non-Defaulting Lenders’ respective L/C Tranche Applicable Percentages with respect thereto as of the effective date of such amendment (and, notwithstanding anything herein to the contrary, such Defaulting Lender shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated);
     (iii) if the L/C Obligations held by the Non-Defaulting Lenders are reallocated with respect to any Several Letter of Credit pursuant to clause (c)(ii) above, then the Letter of Credit fees payable to the Lenders with respect to such Several Letter of Credit pursuant to Section 2.09(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ L/C Tranche Applicable Percentages; and
     (iv) so long as such Lender remains a Defaulting Lender, the L/C Obligations of the Lenders in respect of any Several Letter of Credit requested to be issued hereunder shall be allocated among Non-Defaulting Lenders in a manner consistent with clause (c)(ii) above (and, notwithstanding anything herein to the contrary, such Defaulting Lender shall have no obligation under each such Several Letter of Credit to the extent such L/C Obligations in respect thereof are so allocated).
          In the event that the Administrative Agent, the applicable Several L/C Agent and the Company each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date, (A) to the extent the L/C Obligations held by the Non-Defaulting Lenders were theretofore reallocated with respect to any Several Letter of Credit pursuant to clause (c)(ii) or (iv) above, all adjustments shall be made to such Several Letters of Credit consistent with Section 2.20(b)(iv) (including amendments to each such Several Letter of Credit and/or, if applicable, purchases at par by such Lender of the Unreimbursed Amounts then outstanding (if any) of the other Lenders thereunder) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such L/C Obligations in accordance with its L/C Tranche Applicable Percentage; (B) if the L/C Obligations held by the Non-Defaulting Lenders were not theretofore reallocated with respect to
Four-Year Credit Agreement

such Several Letter of Credit pursuant to clause (c)(ii) above, but instead the face amount of any such Several Letter of Credit was increased or a new Several Letter of Credit was issued hereunder in favor of the beneficiary of such Several Letter of Credit in order to provide such beneficiary with an aggregate undrawn face amount of Letters of Credit from the Non-Defaulting Lenders in the amount required by such beneficiary, the amount of such Several Letter of Credit or new Several Letter of Credit shall be amended to decrease the amount thereof, or the Company shall arrange for such new Letter of Credit to be surrendered by such beneficiary to such Several L/C Agent, in order to reflect the inclusion of such Lender’s L/C Tranche Commitment; and (C) such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage with respect to each applicable Tranche, whereupon such Lender shall no longer be a Defaulting Lender.
          SECTION 2.19. Designation of Subsidiary Borrowers. (a) Designation of Subsidiary Borrowers. Subject to the terms and conditions of this Section, the Company may, at any time or from time to time after the Closing Date upon not less than 10 Business Days’ notice to the Administrative Agent (or such shorter period which is acceptable to the Administrative Agent), designate a wholly-owned, direct or indirect Domestic Subsidiary of the Company to become a party to this Agreement as a Subsidiary Borrower; provided that each such designation shall be subject to the prior approval of the Administrative Agent (which approval shall not be unreasonably withheld). Upon receipt of such notice under this Section, the Administrative Agent shall promptly notify each Lender thereof. Upon such approval and the satisfaction of the conditions specified in paragraph (b) of this Section, such Subsidiary shall become a party to this Agreement as a Subsidiary Borrower hereunder and shall be entitled to borrow Loans on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Lenders of the effectiveness of such designation. Following the giving of any notice pursuant to this Section, if the designation of such Subsidiary Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable Laws and regulations.
          (b) Conditions Precedent to Designation. The designation by the Company of any Subsidiary as a Subsidiary Borrower hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents (each of which shall be satisfactory to the Administrative Agent in form and substance): (i) a Subsidiary Borrower Designation, duly completed and executed by the Company and such Subsidiary, delivered to the Administrative Agent at least 5 Business Days before the date on which such Subsidiary is proposed to become a Subsidiary Borrower; (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and appropriately dated) of external or internal counsel to such Subsidiary satisfactory to the Administrative Agent (and the Company and such Subsidiary Borrower hereby, and by delivery of such Subsidiary Borrower Designation, instruct such counsel to deliver such opinion to the Administrative Agent and the Lenders), as to such matters as are consistent with the scope of the opinion of counsel to the Company delivered
Four-Year Credit Agreement

pursuant to Section 4.01(e) and/or such other matters as the Administrative Agent may reasonably request; and (iii) such documents and certificates as the Administrative Agent may reasonably request in connection therewith (including certified copies of the Organization Documents of such Subsidiary and of resolutions of its board of directors or similar governing body authorizing such Subsidiary becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary Borrower becoming party to this Agreement).
          (c) Termination of Subsidiary Borrower. So long as there shall be no Loans outstanding to a Subsidiary Borrower or other amounts owing hereunder or under the other Loan Documents by such Subsidiary Borrower (or any pending Borrowing Request by such Subsidiary Borrower), the Company may elect to terminate such Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent a notice substantially in the form of Exhibit B-2 or any other form approved by the Administrative Agent (each a “Subsidiary Borrower Termination Notice”), duly completed and executed. Any Subsidiary Borrower Termination Notice furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Lenders), whereupon all commitments of the Lenders to make Loans to such Subsidiary Borrower and the rights of such Subsidiary Borrower to borrow hereunder shall terminate and such Subsidiary Borrower shall immediately cease to be a Borrower hereunder and a party hereto; provided that, notwithstanding anything herein to the contrary, the delivery of a Subsidiary Borrower Termination Notice with respect to any Subsidiary Borrower shall not terminate or discharge (i) any obligation of such Subsidiary Borrower that remains unpaid at such time or (ii) the obligations of the Company under Article X with respect to any such unpaid obligations. Notwithstanding anything herein to the contrary, upon the occurrence of any event described in clause (g) or (h) of Article VII with respect to any Subsidiary Borrower, or if at any time any Subsidiary Borrower shall cease to be a wholly-owned, direct or indirect Domestic Subsidiary of the Company, (i) all commitments of the Lenders to make Loans to such Subsidiary Borrower and the rights of such Subsidiary Borrower to borrow hereunder shall automatically terminate and such Subsidiary Borrower shall immediately cease to be a Subsidiary Borrower hereunder and a party hereto and (ii) the principal amount then outstanding of, and the accrued interest on, the Loans (if any) made to such Subsidiary Borrower and all other amounts payable by such Subsidiary Borrower hereunder (including any amounts payable under Section 2.13) and under the other Loan Documents shall automatically become immediately due and payable, in each case, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Subsidiary Borrower and the Company.
          SECTION 2.20. Letters of Credit. (a) Letter of Credit Commitment.
          (i) Subject to the terms and conditions set forth herein, from time to time on any Business Day during the Availability Period, each L/C Tranche Lender agrees, through the applicable Several L/C Agent, (1) to issue severally, and for itself alone, Several Letters of Credit at the request of and for the account of the Company in such L/C Tranche Lender’s L/C Tranche Applicable Percentage of the aggregate stated amounts of such Several Letters of Credit, and to amend or extend Several Letters of Credit previously issued by it, and (2) to honor severally, and for itself alone, drawings under the Several Letters of Credit in an amount equal to its L/C Tranche Applicable Percentage of such drawings; provided that after giving effect to any
Four-Year Credit Agreement

issuance, amendment or extension, (x) the aggregate Outstanding Amount of all L/C Obligations shall not exceed the total L/C Tranche Commitments, and (y) the aggregate Outstanding Amount of the L/C Obligations owing to such L/C Tranche Lender (whether as an issuer or as a participant) shall not exceed such L/C Tranche Lender’s L/C Tranche Commitment (except as provided in Section 2.20(k) for a Limited Fronting Lender). Each request by the Company for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Company that such issuance, amendment or extension so requested complies with the conditions set forth in this Agreement. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the Availability Period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
          Each Several Letter of Credit shall be a standby letter of credit in such form as the Company shall request and which the Administrative Agent and the applicable Several L/C Agent shall determine in good faith does not contain any obligations, or diminish any rights, of any L/C Tranche Lender with respect thereto or other terms thereof that are inconsistent with the terms hereof. Without the prior consent of each L/C Tranche Lender, no Several Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the L/C Tranche Lenders thereunder, and (subject to the provisions contained herein regarding Limited Fronting Lenders and Defaulting Lenders) each Several Letter of Credit shall be issued (through the applicable Several L/C Agent) by all of the L/C Tranche Lenders having L/C Tranche Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each L/C Tranche Lender thereunder shall be several and not joint based upon its L/C Tranche Applicable Percentage of the aggregate undrawn amount of such Letter of Credit.
          If requested by the Company but subject to the terms and conditions hereof, a Letter of Credit shall satisfy the requirements for letters of credit under the credit-for-reinsurance provisions of the insurance Laws applicable to the relevant beneficiary (or the requirements for similar purposes of such other Governmental Authority which then regulates the relevant beneficiary’s insurance business as may be specified by the Company) as to which the Company provides written notice to the applicable Several L/C Agent and the Administrative Agent prior to the date of issuance of such Letter of Credit; provided that the Several L/C Agent, the Administrative Agent or any L/C Tranche Lender shall not be obligated to verify such satisfaction.
          All Existing Letters of Credit shall be deemed to have been issued pursuant hereto by the applicable Several L/C Agent (on behalf of the L/C Tranche Lenders) and shall be amended as provided herein as of the Closing Date, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
          (ii) Neither the applicable Several L/C Agent nor the L/C Tranche Lenders (including for avoidance of doubt Limited Fronting Lenders), as applicable, shall issue any Letter of Credit, if:
     (A) subject to Section 2.20(b)(v), the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders under the L/C Tranche have approved such expiry date; or
Four-Year Credit Agreement

     (B) the expiry date of such Letter of Credit would occur after the first anniversary of the Commitment Termination Date, unless all the L/C Tranche Lenders have approved such expiry date;
          (iii) Neither the applicable Several L/C Agent nor any L/C Tranche Lender (including for avoidance of doubt Limited Fronting Lenders), as applicable, shall be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender from issuing such Letter of Credit, or any Law applicable to such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender shall prohibit, or request that such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Several L/C Agent or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of such Several L/C Agent that are in effect at the time the Company requests such issuance or, if the Administrative Agent has been notified thereof by such L/C Tranche Lender, any L/C Tranche Lender, as applicable, applicable to letters of credit generally;
     (C) except as otherwise agreed by such Several L/C Agent, such Letter of Credit is in an initial amount of less than $1,000,000;
     (D) after the issuance of such Letter of Credit, more than fifteen (15) Letters of Credit would be outstanding unless the Company, such Several L/C Agent and the Administrative Agent otherwise agree;
     (E) such Letter of Credit is to be denominated in a currency other than Dollars;
Four-Year Credit Agreement

     (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
     (G) with respect to such Letter of Credit in respect of which there is a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank, such Affected Lender or Non-NAIC Approved Bank is a Defaulting Lender, unless such Limited Fronting Lender has entered into arrangements satisfactory to it with the Company and/or such Defaulting Lender to eliminate such Limited Fronting Lender’s risk with respect to such Defaulting Lender.
          (iv) Subject to Section 2.20(b)(v), neither the applicable Several L/C Agent nor any L/C Tranche Lender, as applicable, shall amend or extend any Letter of Credit if it would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
          (v) Neither the applicable Several L/C Agent nor any L/C Tranche Lender, as applicable, shall be under any obligation to amend any Letter of Credit if (A) such Several L/C Agent or such L/C Tranche Lender, as applicable, would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
          (vi) Each L/C Tranche Lender shall promptly notify the Administrative Agent (which shall in turn notify the applicable Several L/C Agent and the Company) upon becoming an Affected Lender with respect to a particular Several Letter of Credit. In the absence of receipt by the Administrative Agent of such notice by a L/C Tranche Lender that it has become an Affected Lender with respect to a particular Several Letter of Credit, it shall be conclusively presumed by the Administrative Agent and the applicable Several L/C Agent that such L/C Tranche Lender is not an Affected Lender with respect to such Several Letter of Credit. If such notice is given by an Affected Lender with respect to a particular Several Letter of Credit, such notice shall not be effective as a like notice with respect to any other Several Letter of Credit.
          (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the application and request of the Company or any of its Insurance Subsidiaries, by the delivery to (A) the applicable Several L/C Agent and (B) the Administrative Agent (which shall promptly notify the L/C Tranche Lenders of such request), in each case, of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company (and, if applicable, of the Subsidiary named therein as an applicant). Such Letter of Credit Application must be received by such Several L/C Agent and the Administrative Agent not later than 11:00 a.m., New York City time, at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Several Letter of Credit.
          In the case of a request by the Company for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Several L/C Agent:
Four-Year Credit Agreement

     (A) if applicable, the name of the Subsidiary of the Company to be an applicant with respect to the requested Letter of Credit (and certifying that such Subsidiary is an Insurance Subsidiary);
     (B) the proposed issuance date of such Letter of Credit (which shall be a Business Day);
     (C) the amount thereof;
     (D) the expiry date thereof;
     (E) the name and address of the beneficiary or beneficiaries thereof;
     (F) the documents to be presented by such beneficiary, if any, in case of any drawing thereunder;
     (G) the full text of any certificate to be presented by such beneficiary, if any, in case of any drawing thereunder;
     (H) the purpose and nature of the requested Letter of Credit;
     (I) whether such Letter of Credit shall be issued under the rules of the ISP or the UCP; and
     (J) such other matters as such Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.
          In the case of a request by the Company for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable Several L/C Agent:
     (I) the Letter of Credit to be amended;
     (II) the proposed date of amendment thereof (which shall be a Business Day);
     (III) the nature of the proposed amendment; and
     (IV) such other matters as such Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.
          Additionally, the Company shall, and shall (if applicable) cause any Subsidiary party to the relevant Letter of Credit Application to, furnish to the applicable Several L/C Agent and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, as such Several L/C Agent or the Administrative Agent, as applicable, may reasonably require.
Four-Year Credit Agreement

          (ii) Promptly after receipt of any Letter of Credit Application, the applicable Several L/C Agent will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if applicable, any Subsidiary, and, if not, such Several L/C Agent will provide the Administrative Agent with a copy thereof. Unless such Several L/C Agent has received written notice from any L/C Tranche Lender, the Administrative Agent or the Company, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that such Letter of Credit is not permitted to be issued hereunder or that one or more applicable conditions contained in Sections 4.01 and 4.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such Several L/C Agent shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with such Several L/C Agent’s, as applicable, usual and customary business practices.
          (iii) The applicable Several L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each L/C Tranche Lender and to otherwise act on behalf of each L/C Tranche Lender with respect to each Several Letter of Credit, in each case, in accordance with the terms hereof. Without limiting the foregoing, as of the Closing Date, the Several L/C Agent with respect to each Existing Letter of Credit is hereby authorized to amend such Letter of Credit in a manner such that such Letter of Credit as amended shall be in accordance with the terms hereof (including to reflect the L/C Tranche Applicable Percentage of each L/C Tranche Lender as its “Percentage Obligation” (or equivalent term) thereunder). The applicable Several L/C Agent shall use the L/C Tranche Applicable Percentage of each L/C Tranche Lender as its “Percentage Obligation” (or equivalent term) under each Several Letter of Credit; provided that each Limited Fronting Lender (if any), in its capacity as such, shall, in addition to its own “Percentage Obligation” as a L/C Tranche Lender, have a “Percentage Obligation” (or equivalent term) equal to the L/C Tranche Applicable Percentage (or the portion thereof, if applicable) of each Participating L/C Issuer for which such Limited Fronting Lender acts in such capacity under such Several Letter of Credit. Subject to the proviso to the first sentence of Section 2.20(a)(i), the applicable Several L/C Agent is hereby authorized to amend a Several Letter of Credit to change the “Percentage Obligation” (or equivalent term) of a L/C Tranche Lender or add or delete a L/C Tranche Lender liable thereunder in connection with an assignment or any other addition or replacement of a L/C Tranche Lender in accordance with the terms of this Agreement (including in connection with changes resulting from the reallocation of L/C Obligations pursuant to Section 2.18). In the event that a L/C Tranche Lender becomes a Participating L/C Issuer or ceases to be a Participating L/C Issuer, the applicable Several L/C Agent is hereby authorized to amend each Several Letter of Credit to reflect such change in status and to change the “Percentage Obligation” (or equivalent term) of the applicable Limited Fronting Lender, as the case may be. Each L/C Tranche Lender (including for avoidance of doubt each Limited Fronting Lender) hereby irrevocably constitutes and appoints each Several L/C Agent its true and lawful attorney-in-fact for and on behalf of such L/C Tranche Lender for the limited purpose of issuing, executing and delivering, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and for carrying out the purposes of this Agreement with respect to Several Letters of Credit, in each case, in accordance with the terms hereof.
Four-Year Credit Agreement

          (iv) It is the intention and agreement of the Administrative Agent, the L/C Tranche Lenders and the Several L/C Agents that (A) except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders, if any), the rights and obligations of the L/C Tranche Lenders in respect of outstanding Several Letters of Credit shall be determined in accordance with the L/C Tranche Applicable Percentages of the L/C Tranche Lenders from time to time in effect and (B) subject to the proviso to the first sentence of Section 2.20(a)(i), outstanding Several Letters of Credit shall be promptly amended to reflect changes in the L/C Tranche Applicable Percentages of the L/C Tranche Lenders under this Agreement arising from time to time in connection with any event or circumstance contemplated hereby, including a L/C Tranche Lender acting as a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank pursuant to Section 2.20(k), a replacement of a L/C Tranche Lender pursuant to Section 2.16(b), an increase of the L/C Tranche Commitments pursuant to Section 2.17, a reallocation of L/C Obligations held by a Defaulting Lender pursuant to Section 2.18, an assignment pursuant to Section 9.04 or otherwise. However, it is acknowledged by the Administrative Agent, the L/C Tranche Lenders and the Several L/C Agents that amendments of outstanding Several Letters of Credit may not be immediately effected and may be subject to the consent of the beneficiaries of such Several Letters of Credit. Accordingly, whether or not Several Letters of Credit are amended as contemplated hereby (including Existing Letters of Credit), the L/C Tranche Lenders agree that they shall purchase and sell participations (as provided in Section 2.20(l)) or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the L/C Tranche Lenders of drawings under Several Letters of Credit and payments by the Company of Unreimbursed Amounts and interest thereon are, except as otherwise expressly set forth herein (including with respect to Limited Fronting Lenders and Defaulting Lenders), in each case shared by the L/C Tranche Lenders in accordance with the L/C Tranche Applicable Percentages of the L/C Tranche Lenders from time to time in effect.
          (v) If the Company so requests in any applicable Letter of Credit Application, the applicable Several L/C Agent (on behalf of the L/C Tranche Lenders) will issue or amend a Letter of Credit (including any Existing Letter of Credit) to provide for automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Several L/C Agent to prevent any such extension by giving notice to the beneficiary thereof prior to the thirtieth (30th) day (or such earlier day as set forth in the applicable Letter of Credit) preceding the then current expiration date of such Letter of Credit (the “Non-Extension Notice Date”). The Company shall not be required to make a specific request to such Several L/C Agent for any such extension. Once an Auto-Extension Letter of Credit has been issued, the L/C Tranche Lenders shall be deemed to have authorized the applicable Several L/C Agent to permit the extension of such Letter of Credit to an expiry date not later than twelve months from the then existing expiry date; provided, however, that such Several L/C Agent shall not permit any such extension (and shall give a notice of non-extension to the relevant beneficiary of such Letter of Credit prior to the Non-Extension Notice Date pursuant to the terms thereof) if (A) such Several L/C Agent (on behalf of the L/C Tranche Lenders) has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.20(a) or otherwise), and such Several L/C Agent has provided notice thereof to the Company no later than the Non-Extension Notice
Four-Year Credit Agreement

Date, (B) it has received notice on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, any L/C Tranche Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (or, in the case of the Company, that the Company does not want such Letter of Credit to be extended), and in each such case directing such Several L/C Agent not to permit such extension, or (C) such extension would result in the extension of the expiry date of such Letter of Credit to a date after the first anniversary of the Commitment Termination Date.
          (vi) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Several L/C Agent will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements. (i) Upon receipt from the beneficiary of any Several Letter of Credit of any notice of a drawing under such Several Letter of Credit, the applicable Several L/C Agent shall notify the Administrative Agent, and the Administrative Agent shall notify the Company and the L/C Tranche Lenders, thereof, which notices shall be given promptly and in any event at least one Business Day before the date (the “Honor Date”) on which the applicable Several L/C Agent anticipates that payment of such drawing will be made. Not later than 10:00 a.m., New York City time, on the Honor Date and without further notice or demand by such Several L/C Agent or the Administrative Agent, (A) each L/C Tranche Lender (including each Limited Fronting Lender, but excluding each Participating L/C Issuer) shall make funds available to the Administrative Agent at the Administrative Agent’s Office in an amount equal to its L/C Tranche Applicable Percentage (and, in the case of each Limited Fronting Lender, the L/C Tranche Applicable Percentage (or the portion thereof for which it has agreed to be a Limited Fronting Lender) of each applicable Participating L/C Issuer) of the drawing under such Several Letter of Credit (and the Administrative Agent shall make such funds available to the applicable Several L/C Agent) and (B) in the event that a Limited Fronting Lender pays the L/C Tranche Applicable Percentage of a Participating L/C Issuer, such Participating L/C Issuer shall pay such L/C Tranche Applicable Percentage (or the relevant portion thereof, if applicable) to such Limited Fronting Lender in purchase of its participation in such payment. Not later than 2:00 p.m., New York City time, on the Honor Date, so long as the Company has received notice of payment under such Several Letter of Credit from such Several L/C Agent or the Administrative Agent by 10:00 a.m., New York City time, on the Honor Date and, otherwise, not later than 2:00 p.m., New York City time, on the following Business Day, the Company shall pay to the L/C Tranche Lenders through the Administrative Agent an amount equal to the amount of such drawing (such amount, the “Unreimbursed Amount”) without further demand; provided that, at any time during the Availability Period, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing under the L/C Tranche in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. Any notice given by such Several L/C Agent or the Administrative Agent pursuant to this Section 2.20(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
          (ii) Notwithstanding the date on which an Unreimbursed Amount is payable
Four-Year Credit Agreement

by the Company pursuant to Section 2.20(c)(i), if an Unreimbursed Amount is not paid by the Company by 2:00 p.m., New York City time, on the applicable Honor Date, each Unreimbursed Amount shall bear interest from the applicable Honor Date to the date that such Unreimbursed Amount is paid by the Company at a rate per annum equal to the Default Rate.
          (iii) Until a L/C Tranche Lender funds its obligation pursuant to this Section 2.20(c), interest in respect of such L/C Tranche Lender’s L/C Tranche Applicable Percentage of any Unreimbursed Amount shall be solely for the account of the applicable Several L/C Agent (if such Several L/C Agent has funded on behalf of such L/C Tranche Lender, as provided in Section 2.20(c)(v)), as applicable.
          (iv) Each L/C Tranche Lender’s (including for avoidance of doubt each Limited Fronting Lender’s and each Participating L/C Issuer’s) obligation to fund its obligations pursuant to this Section 2.20(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such L/C Tranche Lender may have against the applicable Several L/C Agent, the Administrative Agent, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.
          (v) If any L/C Tranche Lender fails to make available to the Administrative Agent any amount required to be paid by such L/C Tranche Lender pursuant to the foregoing provisions of this Section 2.20(c) by the time specified in Section 2.20(c)(i), the applicable Several L/C Agent (to the extent that such Several L/C Agent shall have funded such amount on behalf of such L/C Tranche Lender, it being understood and agreed that neither such Several L/C Agent nor the Administrative Agent shall have any obligation or liability to fund any amount under any Several Letter of Credit other than in its capacity as a L/C Tranche Lender) shall, through the Administrative Agent, be entitled to recover from such L/C Tranche Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Administrative Agent at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. A certificate of the applicable Several L/C Agent with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
          (vi) The obligations of the L/C Tranche Lenders hereunder to honor drawings under, and/or (if applicable) to fund participations in, Letters of Credit are several and not joint. The failure of any L/C Tranche Lender to fund any such drawing or participation on any date required hereunder shall not relieve any other L/C Tranche Lender of its corresponding obligation to do so on such date, and except for Limited Fronting Lenders with respect to Letters of Credit they have issued on behalf of Affected Lenders or Non-NAIC Approved Banks, no L/C Tranche Lender shall be responsible for the failure of any other L/C Tranche Lender to honor a drawing or purchase its participation.
          (d) Repayment of Fundings. (i) If after any L/C Tranche Lender has funded its obligation under Section 2.20(c) in respect of any drawing under any Letter of Credit, the Administrative Agent receives any payment (including any payment of interest) in respect of the related Unreimbursed Amount (whether directly from the Company or otherwise, including
Four-Year Credit Agreement

proceeds of Cash Collateral applied thereto by the Administrative Agent), then the Administrative Agent will distribute to such L/C Tranche Lender its L/C Tranche Applicable Percentage (or other applicable share as provided herein) thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such L/C Tranche Lender’s funding was outstanding) in the same funds as those received by the Administrative Agent. If any L/C Tranche Lender has not funded its obligation as aforesaid, such L/C Tranche Lender’s L/C Tranche Applicable Percentage (or other applicable share as provided herein) of such payment shall be paid to the applicable Several L/C Agent (if such Several L/C Agent shall have funded on behalf of such L/C Tranche Lender, as provided in Section 2.20(c)(v)).
          (ii) If any payment made by the Administrative Agent to the L/C Tranche Lenders pursuant to Section 2.20(d)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement), each L/C Tranche Lender shall pay to the Administrative Agent its L/C Tranche Applicable Percentage (or other applicable share as provided herein) thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such L/C Tranche Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.
          (e) Obligations Absolute. The obligation of the Company to pay each Unreimbursed Amount shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Several L/C Agent, any L/C Tranche Lender, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Tranche Lenders under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or any payment made by the L/C Tranche Lenders under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Federal, state or foreign bankruptcy,
Four-Year Credit Agreement

insolvency, receivership or similar Law now or hereafter in effect;
     (v) any Several L/C Agent, any L/C Tranche Lender, the Administrative Agent or any of their respective branches or Affiliates being the beneficiary of such Letter of Credit;
     (vi) any L/C Tranche Lender honoring a drawing against any draft, demand, certificate or other document presented under such Letter of Credit up to the amount available under such Letter of Credit even if such draft, demand, certificate or other document claims an amount in excess of the amount available under such Letter of Credit;
     (vii) any lien or security interest granted to, or in favor of, the Administrative Agent, any Several L/C Agent or any of the L/C Tranche Lenders as security for any of such reimbursement obligations shall fail to be perfected;
     (viii) the occurrence of any Default;
     (ix) the existence of any proceedings of the type described in clause (g) or (h) of Article VII with respect to the Company or any Subsidiary;
     (x) whether such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is an applicant for, or purports in any way to have any liability for, such Letter of Credit; or
     (xi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto requested by the Company that is delivered to it and, in the event of any claim of noncompliance with the Company’s (or, if applicable, any Subsidiary’s) instructions or other irregularity, the Company will notify the applicable Several L/C Agent (with respect to Several Letters of Credit) within five Business Days of receipt of such Letter of Credit or amendment. The Company and each Subsidiary party to any Letter of Credit Application shall be conclusively deemed to have waived any such claim against the Several L/C Agents or the L/C Tranche Lenders, as applicable, unless such notice is given as aforesaid.
          (f) Role of Several L/C Agent. Each L/C Tranche Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Several L/C Agent shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the applicable Several L/C Agent, any Related Party thereof nor any of the respective correspondents, participants or assignees of such Several L/C Agent shall be liable to any L/C Tranche Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the L/C Tranche Lenders or the Required Lenders under the L/C Tranche, as applicable; (ii) any action taken or omitted in the absence of gross negligence or
Four-Year Credit Agreement

wilful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit Document. The Company and each Subsidiary party to a Letter of Credit Application hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any Several L/C Agent, any Related Party nor any of the respective correspondents, participants or assignees of such Several L/C Agent shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.20(e); provided, however, that, anything in such clauses to the contrary notwithstanding, the Company (or, if applicable, any Subsidiary) may have a claim against any Several L/C Agent, and any Several L/C Agent may be liable to the Company or such Subsidiary, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company or such Subsidiary which the Company or such Subsidiary proves were caused primarily by such Several L/C Agent’s wilful misconduct or gross negligence or such Several L/C Agent’s wilful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Several L/C Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Several L/C Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral. Upon the request of the Administrative Agent (given at the request or with the consent of the Required Lenders under the L/C Tranche), if, as of the first anniversary of the Commitment Termination Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Company shall promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount thereof plus any accrued and unpaid interest thereon at such time). Article VII sets forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Agreement, “Cash Collateralize” means to pledge to the Administrative Agent, for the benefit of the L/C Tranche Lenders as collateral for the L/C Obligations, deposit account balances denominated in Dollars and maintained with the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the L/C Tranche Lenders). The Company hereby grants to the Administrative Agent, for the benefit of the L/C Tranche Lenders, a security interest in all such deposit accounts and all balances therein and all proceeds of the foregoing delivered by the Company as Cash Collateral. Cash Collateral shall be maintained in a blocked deposit account at JPMCB.
          (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Several L/C Agent, the Administrative Agent and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit unless, for regulatory purposes, the rules of the UCP must apply.
          (i) Conflict with Letter of Credit Documents. In the event of any conflict
Four-Year Credit Agreement

between the terms of this Agreement and the terms of any Letter of Credit Document, the terms hereof shall control.
          (j) Letters of Credit Issued for Subsidiaries. Notwithstanding anything herein or in any Letter of Credit Document to the contrary, the Company shall be solely and fully obligated to pay all amounts owing with respect to each Letter of Credit, including each Unreimbursed Amount and accrued interest thereon with respect to such Letter of Credit, whether or not such Letter of Credit is issued in support of any obligations of any Subsidiary or any Subsidiary is party as an applicant to the relevant Letter of Credit Application, all on the terms set forth herein. The Company hereby acknowledges that the issuance of Letters of Credit at the request of any of its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
          (k) Limited Fronting Lenders. In the event that any L/C Tranche Lender agrees (in its sole discretion) to act as a Limited Fronting Lender for any Affected Lender or Non-NAIC Approved Bank upon such terms and conditions as such parties may agree (including fees payable by such Affected Lender or Non-NAIC Approved Bank to such Limited Fronting Lender) (such agreement, a “Limited Fronting Lender Agreement”), the following provisions shall apply (in addition to any other provisions hereof relating to Limited Fronting Lenders):
     (i) upon the issuance of any Several Letter of Credit pursuant hereto, with respect to any Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer under such Several Letter of Credit, each applicable Limited Fronting Lender, in reliance upon the agreements of such Affected Lender or Non-NAIC Approved Bank, as applicable, as a Participating L/C Issuer set forth in this Section, agrees (A) to issue through the applicable Several L/C Agent, in addition to its own obligations as a L/C Tranche Lender under such Several Letter of Credit, severally such Several Letter of Credit in an amount equal to such Affected Lender’s or Non-NAIC Approved Bank’s, as applicable, L/C Tranche Applicable Percentage of the stated amount of such Several Letter of Credit (or the portion thereof for which such Limited Fronting Lender has agreed to be a Limited Fronting Lender), and (B) to amend or extend each Several Letter of Credit previously issued by it as a Limited Fronting Lender for such Participating L/C Issuer; and
     (ii) with respect to any Several Letter of Credit issued by a Limited Fronting Lender pursuant to clause (i) above for a Participating L/C Issuer, such Participating L/C Issuer agrees to purchase participations (as provided in Section 2.20(l)) in the obligations of such Limited Fronting Lender under such Several Letter of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder.
Each L/C Tranche Lender that agrees to act as a Limited Fronting Lender for any other L/C Tranche Lender shall promptly notify the Administrative Agent (which shall promptly notify the Several L/C Agents) of such agreement and of any termination or expiration of such agreement.
          In the event that, pursuant to this Section 2.20(k), any other L/C Tranche Lender agrees to act as a Limited Fronting Lender for any L/C Tranche Lender that becomes an Affected
Four-Year Credit Agreement

Lender or a Non-NAIC Approved Bank, such other L/C Tranche Lender shall receive such compensation therefor as such Affected Lender or Non-NAIC Approved Bank and such other L/C Tranche Lender may agree. Notwithstanding anything herein to the contrary, no L/C Tranche Lender shall have any obligation to agree to act hereunder as a Limited Fronting Lender for any other L/C Tranche Lender.
          (l) Participations. In the event (i) any Participating L/C Issuer purchases a participation in the Letter(s) of Credit of its Limited Fronting Lender pursuant to Section 2.20(k) or (ii) any L/C Tranche Lender acquires or is deemed to acquire a participation in the Letters of Credit of the other L/C Tranche Lenders pursuant to Section 2.20(b)(iv), then, without any further action on the part of any party, (A) in the case of clause (i) above, such Limited Fronting L/C Tranche Lender grants to such Participating L/C Issuer, and such Participating L/C Issuer hereby acquires from such Limited Fronting Lender, a participation in such Limited Fronting Lender’s L/C Tranche Applicable Percentage of the relevant Letters of Credit attributable to such Participating L/C Issuer for which such Limited Fronting Lender has agreed to act as a Limited Fronting Lender hereunder and (B) in the case of clause (ii) above, each such other L/C Tranche Lender hereby grants to such L/C Tranche Lender, and such L/C Tranche Lender hereby acquires from such other L/C Tranche Lenders, a participation in that portion of each such other L/C Tranche Lender’s L/C Tranche Applicable Percentage of the relevant Letters of Credit to give effect to the purposes of the last sentence of Section 2.20(b)(iv). Each L/C Tranche Lender (including each Participating L/C Issuer) purchasing a participation hereunder acknowledges and agrees that its obligation to acquire participations in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the L/C Tranche Commitments. In consideration and in furtherance of the foregoing, such L/C Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Limited Fronting Lender or such other L/C Tranche Lenders, as applicable, an amount equal to the amount of each payment made by such Limited Fronting Lender or other L/C Tranche Lenders, as applicable, in respect of the portion of such Letter of Credit in which such L/C Tranche Lender holds a participation, promptly upon the request of such Limited Fronting Lender or any such other L/C Tranche Lender, as applicable, at any time from the time such payment is made until such payment is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason. Such payment by such L/C Tranche Lender shall be made for account of the applicable Limited Fronting Lender or such other L/C Tranche Lenders, as applicable, without any offset, abatement, withholding or reduction whatsoever. To the extent that any L/C Tranche Lender has made payments pursuant to this paragraph to reimburse a Limited Fronting Lender or any other L/C Tranche Lenders in respect of any participation interests purchased hereunder in respect of any Letter of Credit, promptly following receipt by the Administrative Agent of any payment from the Company pursuant to Section 2.20(c)(i) in respect of such Letter of Credit, the Administrative Agent shall distribute such payment to such Limited Fronting Lender and such L/C Tranche Lender, or to the other L/C Tranche Lenders and such L/C Tranche Lender, as applicable, in each case as their interests may appear. Any payment made by a L/C Tranche Lender in respect of its participation pursuant to this paragraph to reimburse the applicable Limited Fronting Lender or any other L/C Tranche Lenders for any payment made in any respect of any drawing under a Letter of Credit shall not relieve the Company of its obligation to reimburse the amount of such drawing.
Four-Year Credit Agreement

          SECTION 2.21. Non-NAIC Approved Banks. If, at any time from and after the Closing Date, any L/C Tranche Lender is not or ceases to be a NAIC Approved Bank, such L/C Tranche Lender shall promptly notify the Company and the Administrative Agent thereof. Each L/C Tranche Lender agrees to use commercially reasonable efforts, at all times from and after the Closing Date, (a) to be a NAIC Approved Bank or (b) if such L/C Tranche Lender is not or ceases to be a NAIC Approved Bank, either (i) to maintain in effect a Confirming Bank Agreement with a Confirming Bank (which Confirming Bank (if not a L/C Tranche Lender), prior to entering in such Confirming Bank Agreement, shall be subject to the prior written consent of the Company and the Administrative Agent (such consent, in each case, not to be unreasonably withheld)) upon such terms and conditions as such parties may agree or (ii) as provided in Section 2.20(k), to agree with another L/C Tranche Lender which is a NAIC Approved Bank that such L/C Tranche Lender shall (in its sole discretion) act as the Limited Fronting Lender for such L/C Tranche Lender, in each case with respect to any Several Letters of Credit which are outstanding at the time such L/C Tranche Lender becomes a Non-NAIC Approved Bank and/or are issued during the period that such L/C Tranche Lender is a Non-NAIC Approved Bank. In the event that any Person (including any other L/C Tranche Lender) agrees to act as a Confirming Bank for any L/C Tranche Lender which is a Non-NAIC Approved Bank, such other L/C Tranche Lender shall receive such compensation therefor as such Non-NAIC Approved Bank and such Person may agree. If any L/C Tranche Lender shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Company and the Administrative Agent and, thereafter, promptly notify the Company and the Administrative Agent of the termination or expiration of such Confirming Bank Agreement. Notwithstanding anything herein to the contrary, no L/C Tranche Lender shall have any obligation to agree to act hereunder as a Confirming Bank for any other L/C Tranche Lender.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          The Company and (with respect to Section 3.14 only and to the extent provided therein) each Subsidiary Borrower (if any) represents and warrants to the Lenders that:
          SECTION 3.01. Organization; Powers. Each of the Company and its Designated Subsidiaries (a) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) above, to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.02. Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party have been duly authorized by all necessary corporate or other organizational action. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and
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constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Authorizations. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except such as have been obtained or made and are in full force and effect.
          SECTION 3.04. No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Law, except, in the case of clauses (b) and (c) above, to the extent such violations or defaults, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.05. Financial Statements; No Material Adverse Change.
          (a) Financial Statements. The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, equity and cash flows (i) as of and for the fiscal years ended December 31, 2009 and December 31, 2010, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2011 certified by the Company’s chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) No Material Adverse Change. Since December 31, 2010, there has been no event, development or circumstance that has had or could reasonably be expected to result in a Material Adverse Change.
          SECTION 3.06. Litigation and Environmental Matters.
          (a) Actions, Suits and Proceedings. Except for Disclosed Matters and Disclosed Tax Matters, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Designated Subsidiaries or against any of their properties or revenues that (i) either individually or in the aggregate, if determined adversely, could reasonably be expected to result in a Material Adverse
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Change or (ii) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby.
          (b) Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither the Company nor any of its Designated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any conditions or circumstances that could reasonably be expected to result in any Environmental Liability.
          (c) Change in Disclosed Matters. Since August 4, 2011, there has been no change in the status of Disclosed Matters and Disclosed Tax Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
          SECTION 3.07. Compliance with Laws. Each of the Company and its Designated Subsidiaries is in compliance with all Laws (including any Environmental Laws) and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.08. No Default. Neither the Company nor any of its Designated Subsidiaries is in default under or with respect to any Contractual Obligation that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
          SECTION 3.09. Investment Company Status. None of the Borrowers is and, after application of the proceeds of the Loans, will be an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
          SECTION 3.10. Taxes. Except for Disclosed Tax Matters, each of the Company and its Designated Subsidiaries has timely filed or caused to be filed all Federal income tax returns and all other material tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (a) taxes for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.
          SECTION 3.11. ERISA. (a) Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as they relate to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company or any of its ERISA Affiliates. The present value of all benefit liabilities of all underfunded Plans (determined based on the projected benefit obligation with respect to such underfunded
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Plans based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $300,000,000 the fair market value of the assets of all such underfunded Plans.
          (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of the Company, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject the Company or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Lender in respect of any unfunded liabilities in accordance with applicable Law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Change. The present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $900,000,000 the fair market value of the assets held in trust under all such Foreign Pension Plans.
          SECTION 3.12. Disclosure. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made; provided that, with respect to projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).
          SECTION 3.13. Margin Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no Letter of Credit or part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets of any of the Loan Parties shall consist of Margin Stock.
          SECTION 3.14. Certain Representations by Subsidiary Borrowers. Each Subsidiary Borrower severally represents and warrants that the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.06, 3.07, 3.08, 3.09, 3.10 and 3.13 with respect to itself and (if applicable) its Subsidiaries are true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects).
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          SECTION 3.15. Sanctioned Persons. None of the Company or any Subsidiary nor, to the knowledge of the Company, any director or officer of the Company or any Subsidiary is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and no Borrower will directly or indirectly use any Letter of Credit or the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE IV
CONDITIONS
          SECTION 4.01. Closing Date.The obligations of the Lenders to make Loans and to issue, amend or (subject to Section 2.20(b)(v)) extend Letters of Credit hereunder shall not become effective until the date (which shall not be later than November 15, 2011) (the “Closing Date”) on which each of the following conditions shall be satisfied to the satisfaction of the Administrative Agent (or waived in accordance with Section 9.02):
     (a) Executed Counterparts of this Agreement. The Administrative Agent shall have received from each of the Company, the Lenders and the Administrative Agent a counterpart of this Agreement signed on behalf of such party (or written evidence satisfactory to the Administrative Agent, which may include telecopy or electronic transmission of a signed signature page to this Agreement, that such party has signed a counterpart of this Agreement).
     (b) Effectiveness of Other Credit Agreement. The Administrative Agent shall have received evidence that the Other Credit Agreement shall have become effective to the extent provided therein concurrently with the effectiveness of this Agreement.
     (c) Corporate Documents; Incumbency Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent.
     (d) Officer’s Certificate. Each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 (but without regard to the second parenthetical clause set forth in Section 4.02(a)) shall be satisfied as of the Closing Date, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with such conditions.
     (e) Opinion of Counsel to Company. The Administrative Agent shall have received one or more favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of counsel to the Company (which may include the general counsel or other internal counsel of the Company satisfactory to the
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Administrative Agent), in form and substance reasonably satisfactory to the Agents (and the Company hereby instructs such counsel to deliver such opinion(s)).
     (f) Opinion of Special New York Counsel to Administrative Agent. The Administrative Agent shall have received an opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB as Administrative Agent, in form and substance satisfactory to the Agents (and JPMCB hereby instructs such counsel to deliver such opinion).
     (g) Repayment of Amounts under Existing Credit Agreements. The Administrative Agent shall have received evidence that (i) the principal of and interest on outstanding loans, and all accrued fees and all other amounts owing, under the Existing Credit Agreements shall have been (or shall be simultaneously) paid in full, (ii) all commitments to extend credit thereunder shall have been terminated and (iii) each Letter of Credit outstanding under (and as defined in) the Existing Chartis Letter of Credit Agreement that is not an Existing Letter of Credit deemed issued hereunder shall have been cancelled and surrendered to the applicable Several L/C Agent under (and as defined in) the Existing Chartis Letter of Credit Agreement (or arrangements shall have been made for such cancellation and/or surrender satisfactory to such Several L/C Agent); and, by its execution of this Agreement, each Lender that is party to an Existing Credit Agreement hereby waives any prior notice requirement with respect to any prepayment of amounts and/or termination of commitments under such Existing Credit Agreement contemplated by this paragraph (g), which payments and termination will be effective as of the Closing Date.
     (h) Fees and Expenses. The Company shall have paid to the Administrative Agent for the account of the respective person or persons entitled thereto all such fees and expenses as it shall have agreed in writing to pay to the Agents, the Lenders and the Joint Lead Arrangers in connection herewith (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent) that are due and payable on or prior to the Closing Date (and, with respect to such expenses, for which invoices have been presented to the Company prior to the Closing Date).
     (i) Other Documents. The Administrative Agent shall have received such other documents as are customary for transactions of this type as the Administrative Agent may reasonably request.
          The Administrative Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding.
          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and to issue, amend or (subject to Section 2.20(b)(v)) extend any Letter of Credit, is subject to the satisfaction of the following conditions (in addition to the satisfaction of the conditions under Section 4.01 in the case of the initial Borrowing or Letter of Credit issuance hereunder):
Four-Year Credit Agreement

     (a) the representations and warranties of the Company and each Subsidiary Borrower (if any) set forth in this Agreement and the other Loan Documents (excluding, except in the case of any Borrowing or Letter of Credit issuance on the Closing Date, those representations and warranties contained in Section 3.05(b) (but only as to clauses (a) and (b) of the definition of “Material Adverse Change”) and Section 3.06(a) and (c)) shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) on and as of the date of such Borrowing or the issuance, amendment or extension of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); and
     (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in clauses (a) and (b) of the preceding sentence and (if applicable) by the applicable Subsidiary Borrower of its representations and warranties set forth in Section 3.14.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated and all Unreimbursed Amounts shall have been reimbursed, the Company covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender):
     (a) within 90 days after the end of each fiscal year of the Company (or, if earlier, within five Business Days after the Company shall have filed such financial statements with the SEC), the audited consolidated balance sheets and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing in an unqualified audit report to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, within five Business Days after the
Four-Year Credit Agreement

Company shall have filed such financial statements with the SEC), the unaudited consolidated balance sheets and related unaudited statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case as of the end of and for such fiscal quarter, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, in each case certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) (I) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in form reasonably satisfactory to the Administrative Agent (i) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.05 (and, if relevant, providing the information contemplated in the parenthetical clause of Section 6.05(a)) and (II) within five Business Days of any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in form reasonably satisfactory to the Administrative Agent specifying any changes to the list of Designated Subsidiaries, Qualified Subsidiaries and Specified Subsidiaries as of the last day of the fiscal period to which such financial statements relate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or any U.S. national securities exchange, or distributed to its shareholders generally, as the case may be; and
     (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Designated Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
          Documents required to be delivered pursuant to Section 5.01(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically by posting on an Internet website, and, if so delivered, shall be deemed to have been furnished by the Company to the Administrative Agent (and by the Administrative Agent to the Lenders) on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access without charge (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written
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request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents delivered pursuant to Section 5.01(a) or (b) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
          SECTION 5.02. Notices of Material Events. The Company will furnish to the Administrative Agent (which shall promptly provide to each Lender) prompt written notice of the following :
     (a) any occurrence of any Default;
     (b) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $500,000,000; or
     (c) any change in the Company’s Index Debt Ratings from S&P and Moody’s, or the placement by S&P or Moody’s of the Company on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Company’s debt.
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Designated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than, in the case of clause (b), the loss of which could not reasonably be expected to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution (i) permitted under Section 6.02 or (ii) of any SPV that is a Designated Subsidiary.
          SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Designated Subsidiaries to, pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Change, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Designated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or SAP, as applicable, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change; provided that, for avoidance of doubt, solely with respect to Taxes, an obligation shall be considered to be delinquent or in
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default for purposes of this Section only if there has first been a notice and demand therefor (as defined in section 6303 of the Code and similar provisions of Law) by a tax authority.
          SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of its Designated Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, to the extent that failure to do so could not be reasonably expected to result in a Material Adverse Change.
          SECTION 5.06. Books and Records. The Company will, and will cause each of its Designated Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Designated Subsidiary, as the case may be.
          SECTION 5.07. Inspection Rights. The Company will, and will cause each of its Designated Subsidiaries to, permit any representatives designated by any Agent and/or any Joint Lead Arranger and (at any time a Default exists) any representatives reasonably designated by any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and other records reasonably requested (other than information subject to confidentiality restrictions, insurance records and customer-related information), and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Company shall pay the reasonable costs and expenses of any such visit or inspection, but only if a Default exists at the time thereof or is discovered as a result thereof (provided that the Company shall have no responsibility for any such costs and expenses under any other circumstance).
          SECTION 5.08. Compliance with Laws and Contractual Obligations. The Company will, and will cause each of its Designated Subsidiaries to, comply with all Laws and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
          SECTION 5.09. Insurance. The Company will, and will cause each of its Designated Subsidiaries to, maintain with financially sound and reputable insurance companies that are not Affiliates of the Company insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.
          SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes of the Company and its Subsidiaries, and the Letters of Credit will be used to support the reinsurance operations of the Company’s Insurance
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Subsidiaries and for general corporate purposes of the Company and its Subsidiaries, in each case not in contravention of any Law or any Loan Document.
ARTICLE VI
NEGATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all Unreimbursed Amounts shall have been reimbursed, the Company covenants and agrees with the Lenders that:
          SECTION 6.01. Liens. The Company will not, nor will it cause or permit any of its Qualified Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) (i) Liens of the Company existing on the date hereof; and (ii) Liens of a Qualified Subsidiary existing on the date such Qualified Subsidiary first becomes a Qualified Subsidiary, and, if any Qualified Subsidiary ceases to be a Qualified Subsidiary and is subsequently redesignated as a Qualified Subsidiary, Liens of such Qualified Subsidiary as of the date of such redesignation; provided that, in each case, such Liens (A) shall secure only those obligations that they secure on the relevant date and extensions, renewals, exchanges and replacements thereof permitted hereunder and (B) shall not apply to any property of the Company or any Subsidiary other than the property thereof covered by such Liens on the relevant date;
     (b) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Qualified Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien secures only those obligations that it secures on the date of such acquisition;
     (c) Liens for taxes, assessments and governmental charges not yet due or that are being contested in compliance with Section 5.04;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.04;
     (e) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security Laws;
     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
Four-Year Credit Agreement

     (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Qualified Subsidiary;
     (h) Liens arising in the ordinary course of business on operating accounts (including deposit accounts and any related securities accounts) maintained by the Company or any Qualified Subsidiary in the ordinary course of business, including bankers’ Liens and rights of setoff arising in connection therewith;
     (i) judgment Liens securing judgments not constituting an Event of Default under Article VII;
     (j) Liens securing Swap Contracts for the purpose of hedging or mitigating risks to which the Company or any Qualified Subsidiary is exposed in the normal conduct of their business or management of their assets or liabilities;
     (k) (i) Liens on (A) Equity Interests of ILFC, Maiden Lane II LLC and Maiden Lane III LLC, (B) the proceeds thereof and distributions thereon and (C) contracts with respect to the sale or other disposition of any of the foregoing, in each case, in favor of AIA Aurora LLC and AM Holdings LLC (formerly, ALICO Holdings LLC) (the “SPVs”) securing intercompany loans by the SPVs to the Company and (ii) any other Liens incurred pursuant to the Recapitalization Documents and the transactions contemplated thereby;
     (l) Liens arising out of deposits of cash or securities into collateral trusts or reinsurance trusts with ceding companies, insurance regulators or as otherwise incurred in the ordinary course of business of the Company and any Qualified Subsidiary;
     (m) Liens on assets acquired, constructed or improved by the Company or any Qualified Subsidiary; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iii) such Liens shall not apply to any other property or assets of such Person;
     (n) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements constructed) by the Company or any Qualified Subsidiary; provided that (i) such security interests secure Excluded Indebtedness, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) or (iv) such security interests do not apply to any other property or assets of the Company or any Subsidiary;
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     (o) Liens not otherwise permitted by this Section arising in the ordinary course of the business of the Company or any Qualified Subsidiary that do not secure any Indebtedness other than Excluded Indebtedness;
     (p) Liens arising out of obligations (i) to return collateral consisting of cash or securities arising out of or in connection with the lending of the same or substantially similar securities or (ii) to purchase securities arising out of or in connection with the sale of the same or substantially similar securities, in each case in the ordinary course of the business of such Qualified Subsidiary, in each case consistent with past practice;
     (q) Liens on securitized assets (including notes or accounts receivable) in connection with securitizations of such assets entered into in connection with the normal conduct of their business or management of their assets or liabilities;
     (r) Liens securing obligations in respect of letters of credit issued on behalf of any Insurance Subsidiary for insurance regulatory or reinsurance purposes;
     (s) Liens securing obligations in connection with ordinary course operation of the affordable housing business of SAFG Retirement Services, Inc. and its subsidiaries;
     (t) Liens on the Equity Interests of direct subsidiaries of AGC Life Insurance Company;
     (u) Liens on intercompany Indebtedness (including Guarantees) incurred in connection with the winding down of AIG Financial Products Corp. and its Subsidiaries and Liens on intercompany Indebtedness of any Qualified Subsidiary owed to the Company;
     (v) Liens incurred pursuant to the Loan Documents;
     (w) Liens securing Excluded Indebtedness; and
     (x) Liens on any assets as security required by applicable Law as a condition to the transaction of any business.
          SECTION 6.02. Fundamental Changes. The Company will not, nor will it cause or permit any of its Specified Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Specified Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing:
     (i) any Specified Subsidiary may merge with or into the Company; provided that the Company shall be the surviving entity;
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     (ii) any Subsidiary Borrower may merge with or into any other Subsidiary; provided that such Subsidiary Borrower shall be the surviving entity;
     (iii) any other Specified Subsidiary may merge with or into any other Subsidiary; provided that the surviving entity shall be deemed to be a Specified Subsidiary; and
     (iv) any Specified Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Specified Subsidiary.
          SECTION 6.03. Lines of Business. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, engage to any material extent in any business other than the businesses of the type conducted by the Company and its Designated Subsidiaries on the date hereof and business activities reasonably related or incidental thereto (including any new insurance and reinsurance businesses by any Insurance Subsidiary in the ordinary course of its business).
          SECTION 6.04. Transactions with Affiliates. The Company will not, nor will it cause or permit any of its Designated Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that: (a) the Company or any Designated Subsidiary may engage in any such transactions on terms and conditions not less favorable to the Company or such Designated Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; and (b) the Company or any Designated Subsidiary may engage in any such transactions with any Subsidiary (but not involving any Affiliate that is not a Subsidiary).
          SECTION 6.05. Financial Covenants.
          (a) Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than $59,600,000,000 (minus the net loss (if any) recognized by the Company in connection with the sale by the Company or any Subsidiary of the Equity Interests or assets of ILFC or Nan Shan Life Insurance Company, Limited, in each case, in the amount disclosed by the Company in its consolidated financial statements for the fiscal period in which such sale is consummated delivered pursuant to Section 5.01 (or otherwise disclosed by the Company in a filing with the SEC delivered pursuant to Section 5.01) and certified by a Financial Officer in the certificate delivered pursuant to Section 5.01(c) for such fiscal period).
          (b) Consolidated Total Debt to Consolidated Total Capitalization. The Company will not permit Consolidated Total Debt at any time to exceed 35% of Consolidated Total Capitalization.
          (c) Consolidated Priority Debt to Consolidated Total Capitalization. The Company will not permit Consolidated Priority Debt at any time to exceed 1.5% of Consolidated Total Capitalization.
Four-Year Credit Agreement

ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
          (a) the Company or any Subsidiary Borrower shall fail to pay any principal of any Loan or any Unreimbursed Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;
          (b) the Company or any Subsidiary Borrower shall fail to pay any interest on any Loan or Unreimbursed Amount or any fee or any other amount (other than an amount referred to in clause (a) of this Article) due under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of four or more Business Days;
          (c) any representation or warranty made or deemed made by or on behalf of the Company or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made, deemed made or furnished;
          (d) (i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.03(a) and 5.10 and in Article VI; (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(b) and 5.02(c) and such failure shall continue unremedied for a period of three or more Business Days; or (iii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.07 and such failure shall continue unremedied for a period of five or more Business Days after notice thereof from the Administrative Agent to the Company (given at the request of any Lender);
          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent to the Company (given at the request of any Lender);
          (f) (i) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (beyond any applicable grace period expressly set forth in the governing documents); or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this subclause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the
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Company or any Designated Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Designated Subsidiary or for a substantial part of the assets of the Company or any Designated Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) the Company or any Designated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Designated Subsidiary or for a substantial part of the assets of the Company or any Designated Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
     (i) one or more judgments shall be rendered against the Company and/or its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment, and such judgment and/or judgments either is or are, as applicable, for (i) the payment of money in an aggregate amount in excess of $750,000,000 (or its equivalent in any other currency) or (ii) injunctive relief and could reasonably be expected to result in a Material Adverse Change;
     (j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Change;
     (k) the obligations of the Company with respect to Letters of Credit for which any Subsidiary is named as an applicant hereunder or, at any time a Subsidiary Borrower shall be party to this Agreement, the guarantee of the Company under Article X shall cease to be in full force and effect (other than in accordance with the terms hereof), or the Company shall deny in writing that it has any liability with respect to such Letters of Credit or under such guarantee;
     (l) there shall have occurred a Change in Control; or
     (m) an “Event of Default” shall occur or be continuing under the Other Credit Agreement;
Four-Year Credit Agreement

then, and in every such event (other than an event with respect to the Company described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company and the Subsidiary Borrowers accrued hereunder, shall become due and payable immediately; and (iii) require that the Company Cash Collateralize its L/C Obligations (in an amount equal to the then Outstanding Amount thereof plus any accrued and unpaid interest thereon), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, anything contained herein to the contrary notwithstanding; and in case of any event with respect to the Company described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company and the Subsidiary Borrowers accrued hereunder, shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, anything contained herein to the contrary notwithstanding.
ARTICLE VIII
AGENTS
          Each of the Lenders hereby irrevocably appoints the Administrative Agent, and each of the L/C Tranche Lenders hereby irrevocably appoints each Several L/C Agent, as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent and/or such Several L/C Agent, as applicable, to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent or such Several L/C Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
          Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrowers or any Subsidiary or other Affiliate thereof as if it were not such Agent hereunder.
          No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in
Four-Year Credit Agreement

writing by the Required Lenders and (c) except as expressly set forth herein and in the other Loan Documents, no Agent shall have any duty to disclose, or be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrowers or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than (in the case of the Administrative Agent) to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Company; provided that if the Person acting as the Administrative Agent at any time is also acting as a Several L/C Agent, such Person shall also resign as such Several L/C Agent at such time. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor Administrative Agent (which Person shall also be appointed as a successor Several L/C Agent, if applicable). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (and, if applicable, successor Several L/C Agent) which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, in each case with a combined capital and
Four-Year Credit Agreement

surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent (and, if applicable, Several L/C Agent) hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (and, if applicable, Several L/C Agent) and the retiring Administrative Agent (and, if applicable, Several L/C Agent) shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent’s (and, if applicable, Several L/C Agent’s) resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent (and, if applicable, Several L/C Agent).
          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, all L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.04, 2.20(c) and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Agents, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Agents under Sections 2.04, 2.20(c) and 9.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Agent any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Agent in any such proceeding.
Four-Year Credit Agreement

          Notwithstanding anything to the contrary contained herein, the Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement (except in their capacity, if any, as Lenders).
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01. Notices.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the applicable address or telecopier number for the applicable Person in Schedule 9.01.
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Change of Address, Etc. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 9.02. Waivers; Amendments.
          (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default,
Four-Year Credit Agreement

regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
          (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
     (i) increase any Commitment of any Lender without the written consent of such Lender;
     (ii) reduce the principal amount of any Loan or any Unreimbursed Amount or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the applicable Borrower to pay interest at the Default Rate);
     (iii) postpone the scheduled date of payment of the principal amount of any Loan or any Unreimbursed Amount, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby;
     (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
     (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
     (vi) release the Company from its guarantee obligations under Article X or from its obligations with respect to Letters of Credit for which any Subsidiary is named as an applicant hereunder, without the written consent of each Lender;
and provided further that no such agreement shall (A) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or amend, modify or waive any provision of Section 2.18 without the prior written consent of the Administrative Agent or (B) amend, modify or otherwise affect the rights or duties of any other Agent hereunder without the prior written consent of such other Agent.
          Anything in this Agreement to the contrary notwithstanding, (x) no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders under such Tranche shall have concurred with such waiver or modification and (y) no
Four-Year Credit Agreement

waiver or modification of any provision of this Agreement or any other Loan Document that relates to Letters of Credit shall be effective unless the Required Lenders under the L/C Tranche shall have concurred with such waiver or modification.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. The Company agrees to pay or reimburse (i) all reasonable out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (ii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or the Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, including in each case the fees, charges and disbursements of counsel, accountants, financial advisors and other experts engaged by the Agents or the Required Lenders (including the allocated fees of in-house counsel). This Section shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
          (b) Indemnification by Company. The Company agrees to indemnify each Agent, each Joint Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use or intended use of the proceeds therefrom or any Letter of Credit or the use or intended use thereof, (iii) any transfer, sale, delivery, surrender or endorsement of any draft, demand, certificate or other document presented under any Letter of Credit, (iv) any independent undertakings issued by the beneficiary of any Letter of Credit, (v) any unauthorized communication or instruction (whether oral, telephonic, written, telegraphic, facsimile or electronic) regarding any Letter of Credit or error in computer transmission, (vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in respect of any Letter of Credit, (vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee or assignee of proceeds of any Letter of Credit, (viii) the fraud, forgery or illegal action of parties other than the Indemnitees with respect to any Letter of Credit, (ix) the enforcement of this Agreement or any rights or remedies under or in connection with any Letter of Credit Document or (x) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party, the Company or any of its Subsidiaries);
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provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or wilful misconduct of such Indemnitee or (y) any action, suit, proceeding or claim solely among Indemnitees that does not involve an act or omission of the Company or any of its Subsidiaries, other than any such action, suit, proceeding or claim against the Administrative Agent, the Syndication Agent, any Co-Documentation Agent or any Joint Lead Arranger in its capacity, or in fulfilling its role, as Administrative Agent, Syndication Agent, Co-Documentation Agent or Joint Lead Arranger under this Agreement. This Section shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
          (c) Reimbursement by Lenders. To the extent that the Company fails to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.
          (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use or the intended use of the proceeds thereof or any Letter of Credit or the use or the intended use thereof.
          (e) Use of Information. No Person indemnified under paragraph (b) of this Section shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement other than for direct or actual damages resulting from the gross negligence or wilful misconduct of such indemnified Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (f) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns.
          (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors
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and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the Joint Lead Arrangers) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
          (b) Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, its interests in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Company; provided that no consent of the Company shall be required for an assignment to (I) a Lender, an Affiliate of a Lender or an Approved Fund or (II) if an Event of Default has occurred and is continuing, any other assignee; and provided, further, that the Company shall be deemed to have consented to any such assignment requiring its consent under this clause (A) unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof; and
     (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
     (ii) Assignments shall be subject to the following conditions:
     (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment, the amount of such Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company (except if an Event of Default has occurred and is continuing) and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld);
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to any Tranche, except that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations under different Tranches on a non-pro rata basis;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
     (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance
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with the assignee’s compliance procedures and applicable Laws, including Federal and state securities Laws; and
     (E) no such assignment shall be made to (I) the Company or any of the Company’s Affiliates or Subsidiaries, (II) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (II), (III) a natural person or a corporation, limited liability company, trust or other entity owned, operated or established for the primary benefit of a natural person and/or family members or relatives of such person or (IV) in the case of an assignment of rights and obligations under the L/C Tranche, any Person which is a Non-NAIC Approved Bank (unless such Non-NAIC Approved Bank shall have in effect a Confirming Bank Agreement or Limited Fronting Lender Agreement, in each case, with a Person or Lender, as applicable, which is a NAIC Approved Bank).
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) Maintenance of Register by Administrative Agent. The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, the principal amount of the Loans owing to and the Letters of Credit issued by, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (v) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee
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shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(e), 2.20(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) Participations. Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it and its interests in Letters of Credit); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, promissory note, Letter of Credit or other obligations under any Loan Document) except if additional payments under Sections 2.12 and 2.14 are requested with respect to such Participant and except to the extent that such disclosure is necessary to establish that such Commitment, Loan, promissory note, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat
Four-Year Credit Agreement

each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          (d) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
          SECTION 9.05. Survival. All representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the making by the Lenders of any Loans and the issuance, amendment or extension of any Letters of Credit, regardless of any investigation made by or on behalf of any Lender and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any Unreimbursed Amount or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments and Letters of Credit have not expired or been terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, any assignment of rights by, or replacement of, a Lender, the expiration or termination of the Commitments and the Letters of Credit, the repayment, satisfaction or discharge of all Obligations under the Loan Documents, the invalidity or unenforceability of any term or provision of any Loan Document or any investigation made by or on behalf of any Lender.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents
Four-Year Credit Agreement

shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          SECTION 9.08. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
          SECTION 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender and its Affiliates to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party hereunder and under the other Loan Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby
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irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.
          (c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.13. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the NAIC), (c) to the
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extent required by any applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Loan Parties, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company. In the event that the Administrative Agent or any Lender becomes legally compelled to disclose any confidential Information pursuant to clause (c) of this Section, the Administrative Agent or such Lender shall, to the extent permitted by Law, give prompt written notice of that fact to the Company prior to the disclosure, and in the event that the Company shall advise the Administrative Agent or such Lender that it will seek an appropriate remedy to prevent or limit such disclosure, the Administrative Agent or such Lender, as applicable, shall cooperate reasonably (at the expense of the Company) with the Company in seeking such remedy. For the purposes of this Section, “Information” means all information received from the Company relating to the Company, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of written information received from the Company after the date hereof, such information is clearly identified at or prior to the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN
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ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
          SECTION 9.14. USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with said Act.
          SECTION 9.15. No Advisory or Fiduciary Relationships. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Joint Lead Arrangers are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Joint Lead Arrangers, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Lenders and the Joint Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, the Lenders and the Joint Lead Arrangers has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Lenders and Joint Lead Arrangers has any obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by Law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
ARTICLE X
GUARANTEE
          SECTION 10.01. Guarantee. The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of each Subsidiary Borrower strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees
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that if any Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations of such Subsidiary Borrower, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
          SECTION 10.02. Obligations Unconditional. The obligations of the Company under Section 10.01 are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Subsidiary Borrowers under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any Law of any jurisdiction or any other event affecting any term of any Guaranteed Obligation or any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder, which shall remain absolute and unconditional as described above:
     (i) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
     (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or
     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.
          The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Subsidiary Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
          SECTION 10.03. Reinstatement. The obligations of the Company under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all
Four-Year Credit Agreement

reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.
          SECTION 10.04. Subrogation. The Company hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against any Subsidiary Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
          SECTION 10.05. Remedies. The Company agrees that, as between the Company and the Lenders, the obligations of any Subsidiary Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of Section 10.01.
          SECTION 10.06. Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
Four-Year Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By	/s/ Brian T. Schreiber
Name:	Brian T. Schreiber
Title:	Executive Vice President and Treasurer
U.S. Federal Tax Identification No.: 13-2592361
Four-Year Credit Agreement

SUBSIDIARY BORROWERS
[NONE AS OF THE DATE HEREOF]
Four-Year Credit Agreement

LENDERS JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and a Several L/C Agent
By	/s/ Melvin D. Jackson
	Name:	Melvin D. Jackson
	Title:	President

Four-Year Credit Agreement

CITIBANK, N.A., as a Lender, Syndication Agent and a Several L/C Agent
By	/s/ Peter C. Bickford
	Name:	Peter C. Bickford
	Title:	Vice President & Managing Director

Four-Year Credit Agreement

BANCO SANTANDER, S.A., NEW YORK BRANCH
By	/s/ Jorge Saavedra
	Name:	Jorge Saavedra
	Title:	Executive Director

By	/s/ Sen Louie
	Name:	Sen Louie
	Title:	Vice President

Four-Year Credit Agreement

BARCLAYS BANK PLC
By	/s/ Michael Mozer
	Name:	Michael Mozer
	Title:	Vice President

Four-Year Credit Agreement

BNP PARIBAS
By	/s/ Joseph M. Malley
	Name:	Joseph M. Malley
	Title:	Managing Director

By	/s/ Riad Jafarov
	Name:	Riad Jafarov
	Title:	Vice President

Four-Year Credit Agreement

CREDIT SUISSE AG, NEW YORK BRANCH
By	/s/ Jay Chall
	Name:	Jay Chall
	Title:	Director

By	/s/ Karl Studer
	Name:	Karl Studer
	Title:	Director

Four-Year Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH
By	/s/ John S. McGill
	Name:	John S. McGill
	Title:	Director

By	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

Four-Year Credit Agreement

GOLDMAN SACHS BANK USA
By	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Four-Year Credit Agreement

MIHI LLC
By	/s/ Stephen Mehos
	Name:	Stephen Mehos
	Title:	Authorized Signatory

By	/s/ Doug Parris
	Name:	Doug Parris
	Title:	Authorized Signatory

Four-Year Credit Agreement

MORGAN STANLEY BANK, N.A.
By	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Four-Year Credit Agreement

ROYAL BANK OF CANADA
By	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Authorized Signatory

Four-Year Credit Agreement

STANDARD CHARTERED BANK
By	/s/ Adam Popat
	Name:	Adam Popat
	Title:	Director

By	/s/ Robert K. Reddington
	Name:	Robert K. Reddington
	Title:	Credit Documentation Manager Credit Documentation Unit, WB Legal-Americas

Four-Year Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC
By	/s/ George J. Urban
	Name:	George J. Urban
	Title:	Vice President

Four-Year Credit Agreement

UBS AG, STAMFORD BRANCH
By	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By	/s/ Joselin Fernandes
	Name:	Joselin Fernandes
	Title:	Associate Director

Four-Year Credit Agreement

U.S. BANK NATIONAL ASSOCIATION
By	/s/ Inna Kotsubey
	Name:	Inna Kotsubey
	Title:	Vice President

Four-Year Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
By	/s/ Casey Connelly
	Name:	Casey Connelly
	Title:	Vice President

Four-Year Credit Agreement

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By	/s/ Robert Grillo
	Name:	Robert Grillo
	Title:	Director

Four-Year Credit Agreement

ING BANK N.V.
By	/s/ David E. Kirk
	Name:	David E. Kirk
	Title:	Manager

By	/s/ C. van den Berge
	Name:	C. van den Berge
	Title:	Director

Four-Year Credit Agreement

MIZUHO CORPORATE BANK, LTD.
By	/s/ David Lim
	Name:	David Lim
	Title:	Authorized Signatory

Four-Year Credit Agreement

NATIONAL AUSTRALIA BANK LIMITED
By	/s/ Helen Hsu
	Name:	Helen Hsu
	Title:	Director

Four-Year Credit Agreement

PNC BANK, NATIONAL ASSOCIATION
By	/s/ Gustavus Bahr
	Name:	Gustavus Bahr
	Title:	Senior Vice President

Four-Year Credit Agreement

SOCIETE GENERALE
By	/s/ Edith Hornick
	Name:	Edith Hornick
	Title:	Managing Director

Four-Year Credit Agreement

STATE STREET BANK AND TRUST COMPANY
By	/s/ Kimberly R. Costa
	Name:	Kimberly R. Costa
	Title:	Vice President

Four-Year Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION
By	/s/ Yasuhiro Shirai
	Name:	Yasuhiro Shirai
	Title:	Joint General Manger

Four-Year Credit Agreement

THE BANK OF NEW YORK MELLON
By	/s/ Michael Pensari
	Name:	Michael Pensari
	Title:	Managing Director

Four-Year Credit Agreement

NOMURA CORPORATE FUNDING AMERICAS, LLC
By	/s/ Michael Hill
	Name:	Michael Hill
	Title:	Managing Director

Four-Year Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION
By	/s/ Paul Silvester
	Name:	Paul Silvester
	Title:	Managing Director

Four-Year Credit Agreement

LLOYDS TSB BANK PLC
By	/s/ Richard Herder
	Name:	Richard Herder
	Title:	Head of Financial Institutions, NA

By	/s/ Shane Klein
	Name:	Shane Klein
	Title:	Senior Vice President

Four-Year Credit Agreement

NATIXIS, NEW YORK BRANCH
By	/s/ Patrick Owens
	Name:	Patrick Owens
	Title:	Managing Director

By	/s/ Ray Meyer
	Name:	Ray Meyer
	Title:	Managing Director

Four-Year Credit Agreement

UNICREDIT BANK AG, NEW YORK BRANCH
By	/s/ Michael A. Imperiale
	Name:	Michael A. Imperiale
	Title:	Director

By	/s/ María Lago
	Name:	María Lago
	Title:	Director

Four-Year Credit Agreement

SCOTIABANC INC.
By	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

Four-Year Credit Agreement

THE BANK OF NOVA SCOTIA
By	/s/ David Schwartzbard
	Name:	David Schwartzbard
	Title:	Director — Execution Head FS

Four-Year Credit Agreement

MANUFACTURERS AND TRADERS TRUST COMPANY
By	/s/ Laurel LB Magruder
	Name:	Laurel LB Magruder
	Title:	Vice President/Team Leader

Four-Year Credit Agreement

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
By	/s/ Orla Jones
	Name:	Orla Jones
	Title:	Authorised Signatory

By	/s/ Wendy Hobson
	Name:	Wendy Hobson
	Title:	Authorised Signatory

Four-Year Credit Agreement

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH
By	/s/ Mingqiang Bi
	Name:	Mingqiang Bi
	Title:	General Manager

Four-Year Credit Agreement

SCHEDULE 2.01
Commitments

	L/C Tranche	RC Tranche	Total
Name of Lender	Commitment ($)	Commitment ($)	Commitment ($)

JPMORGAN CHASE BANK, N.A.	$72,078,720.78	$61,254,612.55	$133,333,333.33
CITIBANK, N.A.	$72,078,720.78	$61,254,612.56	$133,333,333.34
BANCO SANTANDER, S.A., NEW YORK BRANCH	$64,870,848.71	$55,129,151.29	$120,000,000.00
BARCLAYS BANK PLC	$64,870,848.71	$55,129,151.29	$120,000,000.00
BNP PARIBAS	$64,870,848.71	$55,129,151.29	$120,000,000.00
CREDIT SUISSE AG, NEW YORK BRANCH	$64,870,848.71	$55,129,151.29	$120,000,000.00
DEUTSCHE BANK AG NEW YORK BRANCH	$64,870,848.71	$55,129,151.29	$120,000,000.00
GOLDMAN SACHS BANK USA	$64,870,848.71	$55,129,151.29	$120,000,000.00
MIHI LLC (an affiliate of Macquarie Capital (USA) Inc.)	$0.00	$120,000,000.00	$120,000,000.00
MORGAN STANLEY BANK, N.A.	$64,870,848.71	$55,129,151.29	$120,000,000.00
ROYAL BANK OF CANADA	$64,870,848.71	$55,129,151.29	$120,000,000.00
STANDARD CHARTERED BANK	$64,870,848.71	$55,129,151.29	$120,000,000.00
THE ROYAL BANK OF SCOTLAND PLC	$64,870,848.71	$55,129,151.29	$120,000,000.00
UBS AG, STAMFORD BRANCH	$64,870,848.71	$55,129,151.29	$120,000,000.00
U.S. BANK NATIONAL ASSOCIATION	$64,870,848.71	$55,129,151.29	$120,000,000.00
WELLS FARGO BANK, NATIONAL ASSOCIATION	$64,870,848.71	$55,129,151.29	$120,000,000.00
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	$37,841,328.41	$32,158,671.59	$70,000,000.00
Schedule 2.01 to Four-Year Credit Agreement

	L/C Tranche	RC Tranche	Total
Name of Lender	Commitment ($)	Commitment ($)	Commitment ($)

ING BANK N.V.	$37,841,328.41	$32,158,671.59	$70,000,000.00
MIZUHO CORPORATE BANK, LTD.	$37,841,328.41	$32,158,671.59	$70,000,000.00
NATIONAL AUSTRALIA BANK LIMITED	$37,841,328.41	$32,158,671.59	$70,000,000.00
PNC BANK, NATIONAL ASSOCIATION	$37,841,328.41	$32,158,671.59	$70,000,000.00
SOCIETE GENERALE	$37,841,328.41	$32,158,671.59	$70,000,000.00
STATE STREET BANK AND TRUST COMPANY	$37,841,328.41	$32,158,671.59	$70,000,000.00
SUMITOMO MITSUI BANKING CORPORATION	$37,841,328.41	$32,158,671.59	$70,000,000.00
THE BANK OF NEW YORK MELLON	$37,841,328.41	$32,158,671.59	$70,000,000.00
NOMURA CORPORATE FUNDING AMERICAS, LLC	$0.00	$66,666,666.67	$66,666,666.67
HSBC BANK USA, NATIONAL ASSOCIATION	$27,029,520.30	$22,970,479.70	$50,000,000.00
LLOYDS TSB BANK PLC	$27,029,520.30	$22,970,479.70	$50,000,000.00
NATIXIS, NEW YORK BRANCH	$27,029,520.30	$22,970,479.70	$50,000,000.00
UNICREDIT BANK AG, NEW YORK BRANCH	$27,029,520.30	$22,970,479.70	$50,000,000.00
SCOTIABANC INC.	$0.00	$35,000,000.00	$35,000,000.00
THE BANK OF NOVA SCOTIA	$35,000,000.00	$0.00	$35,000,000.00
MANUFACTURERS AND TRADERS TRUST COMPANY	$18,019,680.20	$15,313,653.13	$33,333,333.33
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND	$0.00	$33,333,333.33	$33,333,333.33
Schedule 2.01 to Four-Year Credit Agreement

	L/C Tranche	RC Tranche	Total
Name of Lender	Commitment ($)	Commitment ($)	Commitment ($)

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH	$10,811,808.12	$9,188,191.88	$20,000,000.00

TOTAL	$1,500,000,000	$1,500,000,000	$3,000,000,000.00
Schedule 2.01 to Four-Year Credit Agreement

SCHEDULE 2.01A
Existing Priority Debt

		Issue	Maturity			Original
Company	Description	Date	Date	Rate	CUSIP	Principal

SAFG, Inc. Notes and Bonds:
SunAmerica Financial Group, Inc.	SAFG, Inc. Senior notes	07/14/95	07/15/25	7.500%	026351AU0	$150,000,000
SunAmerica Financial Group, Inc.	SAFG, Inc. Senior notes	02/17/99	02/15/29	6.625%	026351AZ9	$150,000,000

Liabilities Connected to Trust Preferred Stock:
SunAmerica Financial Group, Inc.	CAP II Liabilities Connected to Trust Preferred Securities	06/27/00	07/01/30	8.500%	030128ZZ9	$309,279,000
SunAmerica Financial Group, Inc.	CAP A Liabilities Connected to Trust Preferred Securities	12/04/96	12/01/45	7.570%	02637VZZ9	$515,500,000
SunAmerica Financial Group, Inc.	CAP B Liabilities Connected to Trust Preferred Securities	03/14/97	03/15/46	8.125%	02637XZZ9	$515,500,000

Other Subsidiaries:
Chartis Overseas Association					NA	$10,759
FUJI	Mortgage Loan - Sumitomo Mitsui Bank	3/30/2009	3/31/2019	Floating	NA	¥4,600,000,000
FUJI	Mortgage Loan - Sumitomo Mitsui Bank	9/24/2009	9/30/2019	Floating	NA	¥2,600,000,000
FUJI	Subordinated loan - Nishi-Nippon Bank	1/30/2009	1/30/2019	Floating	NA	¥3,000,000,000
FUJI	Subordinated loan - Musashino Bank	1/30/2009	1/30/2019	Floating	NA	¥3,000,000,000
FUJI	Subordinated loan - Saikyo Bank	2/24/2010	2/24/2020	Floating	NA	¥1,500,000,000
FUJI	Committed loan facility from Resona Bank(1)	8/15/2011	2/15/2012	Floating	NA	¥5,000,000,000

(1)	Currently undrawn. Facility renewable upon expiration in 2012.
Schedule 2.01A to Four-Year Credit Agreement

SCHEDULE 2.01B
Existing Operating Indebtedness

06/30/2011
Description	(in millions)

AIG Borrowings supported by assets:
MIP notes payable	10,404
Series AIGFP matched notes and bonds payable	3,937
Notes and bonds payable, at fair value	3,114
Loan and mortgages payable, at fair value	637

Total:	$18,092

Debt of Other Subsidiaries excluded entirely from financial leverage by both S&P and Moody’s	$229

Debt of Consolidated Investments excluded entirely from financial leverage by both S&P and Moody’s	$2,319
Schedule 2.01B to Four-Year Credit Agreement

SCHEDULE 2.01C
Existing Letters of Credit

	Letter of Credit
Several L/C Agent	Ref. No.	Date of Expiry	Amount
Citibank, N.A.	63656656	December 30, 2011	$875,000,000.00
Citibank, N.A.	63656657	December 30, 2011	$111,000,000.00
JPMorgan Chase Bank, N.A.	S-900312	December 30, 2011	$277,000,000.00
JPMorgan Chase Bank, N.A.	S-932033	December 30, 2011	$7,000,000.00
JPMorgan Chase Bank, N.A.	S-932034	December 30, 2011	$25,000,000.00
JPMorgan Chase Bank, N.A.	S-932036	December 30, 2011	$5,000,000.00
Schedule 2.01C to Four-Year Credit Agreement

SCHEDULE 9.01
Notice Information
I. Company:
American International Group, Inc.
180 Maiden Lane
23rd Floor
New York, New York 10038
Attention: Craig Leslie, Deputy Global Treasurer
Fax No.: 212-458-9532
Telephone No.: 212-458-9401
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Erik Lindauer
Fax No.: 212-558-3588
Telephone No.: 212-558-3548
II. Administrative Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Vashni Whittaker
Fax No.: 713-750-2223
Telephone No.: 713-483-1080
with a copy to:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Lydia Gomez
Fax No.: 713-750-2223
Telephone No.: 713-750-2531
Schedule 9.01 to Four-Year Credit Agreement

III. Several L/C Agent:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Vashni Whittaker
Fax No.: 713-750-2223
Telephone No.: 713-483-1080
with a copy to:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Lydia Gomez
Fax No.: 713-750-2223
Telephone No.: 713-750-2531
IV. Lenders
Initially, as provided in the relevant Lender’s Administrative Questionnaire
Schedule 2.01 to Four-Year Credit Agreement

EXHIBIT A
[FORM OF ASSIGNMENT AND ASSUMPTION]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________

2.	Assignee:	____________________
[and is an [Affiliate][Approved Fund] of [identify Lender]][1]

3.	Borrower(s):	American International Group, Inc. and (if applicable) certain subsidiaries thereof

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1]	Select as applicable.
Assignment and Assumption

5.	Credit Agreement:	The $3,000,000,000 Four-Year Credit Agreement dated as of October 12, 2011 among American International Group, Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Aggregate
			Amount of	Amount of
			Commitment/	Commitment/	Percentage Assigned
			Loans/ Interests in	Loans/ Interests	of Commitment/
		Tranche	Letters of Credit	in Letters of	Loans/ Interests in
Assignor	Assignee	Assigned	for all Lenders	Credit Assigned	Letters of Credit

			$	$	%
			$	$	%
			$	$	%
Effective Date: _________, 201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:
Assignment and Assumption

[Consented to and]2 Accepted:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Title:

[Consented to:][3]

AMERICAN INTERNATIONAL GROUP, INC.

By
Title:

[2]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[3]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.
Assignment and Assumption

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements, if any, under the Credit Agreement including Section 9.04(b) thereof (subject to such consents, if any, as may be required under such Section 9.04(b)), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall
Assignment and Assumption

make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Assignment and Assumption

EXHIBIT B-1
[FORM OF SUBSIDIARY BORROWER DESIGNATION]
SUBSIDIARY BORROWER DESIGNATION
_______, 201_
To JPMorgan Chase Bank, N.A.,
as Administrative Agent
[Address]
Attention:
Re: Subsidiary Borrower Designation
Ladies and Gentlemen:
          Reference is made to the Four-Year Credit Agreement (the “Credit Agreement”) dated as of October 12, 2011 among American International Group Inc. (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
          The Company hereby designates [_____] (the “Designated Subsidiary”), a wholly-owned Domestic Subsidiary of the Company and a [corporation/limited liability company] duly organized under the laws of State of [____], as a Subsidiary Borrower in accordance with Section 2.19(a) of the Credit Agreement until such designation is terminated in accordance with Section 2.19(c) thereof.
          The Designated Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this Subsidiary Borrower Designation, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower.
          The Company hereby confirms and agrees that, after giving effect to this Subsidiary Borrower Designation, the Guarantee of the Company contained in Article X of the Credit Agreement shall apply to all of the obligations of the Designated Subsidiary under the Credit Agreement.
          The Designated Subsidiary hereby represents and warrants:
     1. Each of the representations and warranties set forth in Section 3.14 of the Credit Agreement is true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects), in each case as it relates to the Designated Subsidiary and its subsidiaries;
Subsidiary Borrower Designation

     2. The Designated Subsidiary’s addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Section 9.01 of the Credit Agreement to it at its “Address for Notices” specified on the signature pages below; and
     3. The Designated Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in, or required by, Section 2.19(b) of the Credit Agreement.
          The designation of the Designated Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the “Designation Effective Date”) on which the Administrative Agent accepts this Subsidiary Borrower Designation as provided on the signature pages below. As of the Designation Effective Date, the Designated Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower. Except as expressly herein provided, the Credit Agreement shall remain unchanged and in full force and effect.
          The Designated Subsidiary hereby agrees that this Subsidiary Borrower Designation, the Credit Agreement and the promissory notes (if any) executed and delivered by the Designated Subsidiary pursuant to the Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Designated Subsidiary hereby submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Subsidiary Borrower Designation, the Credit Agreement or the transactions contemplated thereby. THE DESIGNATED SUBSIDIARY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY BORROWER DESIGNATION, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.
          This Subsidiary Borrower Designation may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.
Subsidiary Borrower Designation

          IN WITNESS WHEREOF, the Company and the Designated Subsidiary have caused this Subsidiary Borrower Designation to be duly executed and delivered as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By
Name:
Title:

DESIGNATED SUBSIDIARY

[NAME OF SUBSIDIARY],
a _____ [corporation/limited liability company]

By:
Name:
Title:

Address for Notices
______________________
Attention:______________
Fax No:________________
Telephone No.:__________

With a copy to:
American International Group, Inc.
[_____________]
[_____________]
Attention: [_____________]
Fax No.: [_____________]
Telephone No.: [_____________]
Subsidiary Borrower Designation

ACCEPTED:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:
Subsidiary Borrower Designation

EXHIBIT B-2
[FORM OF SUBSIDIARY BORROWER TERMINATION NOTICE]
SUBSIDIARY BORROWER TERMINATION NOTICE
________, 201_
To: JPMorgan Chase Bank, N.A.,
as Administrative Agent
[Address]
Attention: [______]
Re: Subsidiary Borrower Termination Notice
Ladies and Gentlemen:
     Reference is made to the Four-Year Credit Agreement (the “Credit Agreement”) dated as of October 12, 2011 among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. as the Administrative Agent. Terms used herein having the meanings assigned to them in the Credit Agreement.
     The Company hereby gives notice pursuant to Section 2.19(c) of the Credit Agreement that, effective as of the date hereof, [_______] (the “Subsidiary Borrower”) is terminated as a Subsidiary Borrower under the Credit Agreement and all commitments by the Lenders to make Loans to the Subsidiary Borrower under the Credit Agreement are hereby terminated.
     Pursuant to Section 2.19(c) of the Credit Agreement, the Company hereby certifies that there are no outstanding Loans made to the Subsidiary Borrower, any unpaid interest thereon or any other amounts owing by the Subsidiary Borrower under the Credit Agreement and the other Loan Documents.
     All obligations of the Subsidiary Borrower arising in respect of any period in which the Subsidiary Borrower was, or on account of any action or inaction taken by the Subsidiary Borrower as, a Subsidiary Borrower under the Credit Agreement (and the guarantee of the Company of such obligations pursuant to Article X of the Credit Agreement) shall survive the termination effected by this notice.

AMERICAN INTERNATIONAL GROUP, INC.

By
Name:
Title:
Subsidiary Borrower Termination Notice

EXHIBIT C
[Form of Promissory Note]
PROMISSORY NOTE

$[_________]	[________],201[_] New York, New York
     FOR VALUE RECEIVED, [NAME OF BORROWER], a [_______] [corporation/limited liability company] (the “Borrower”), hereby promises to pay to [NAME OF LENDER] (the “Lender”), at such of the offices of JPMorgan Chase Bank, N.A. as shall be notified to the Borrower from time to time, the principal sum of [DOLLAR AMOUNT] dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
     The date, amount, Class, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender to the Borrower.
     This Note evidences Loans made by the Lender to the Borrower under the Four-Year Credit Agreement dated as of October 12, 2011 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among the Company, the Subsidiary Borrowers party thereto, the lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
     Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.
     This Note shall be governed by, and construed in accordance with, the law of the State of New York.
Promissory Note

[NAME OF BORROWER]

By
Name:
Title:
Promissory Note

SCHEDULE OF LOANS
     This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

					Duration of	Amount Paid,
	Principal	Class	Type		Interest	Prepaid,
	Amount of	of	of	Interest	Period (if	Continued or	Notation
Date	Loan	Loan	Loan	Rate	any)	Converted	Made by

Promissory Note

EXHIBIT D
FORMS OF U.S. TAX CERTIFICATES
[See Attached Forms]
U.S. Tax Certificate

EXHIBIT D-1
[FORM OF U.S. TAX CERTIFICATE]
(FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)
     Reference is hereby made to the Four-Year Credit Agreement dated as of October 12, 2011 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) and interests in Letters of Credit in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

Date: ________, 201_
U.S. Tax Certificate

EXHIBIT D-2
[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Four-Year Credit Agreement dated as of October 12, 2011 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) and interests in Letters of Credit in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)) and interests in Letters of Credit, (iii) with respect to the extension of credit pursuant to the Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished the Administrative Agent and the Company with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

Date: ________, 201_
U.S. Tax Certificate

EXHIBIT D-3
[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Four-Year Credit Agreement dated as of October 12, 2011 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.
     The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on United States Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________, 201_
U.S. Tax Certificate

EXHIBIT D-4
[FORM OF U.S. TAX CERTIFICATE]

(For Non-U.S. Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)
     Reference is hereby made to the Four-Year Credit Agreement dated as of October 12, 2011 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among American International Group, Inc. (the “Company”), the Subsidiary Borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent thereunder (the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
     The undersigned has furnished its participating Lender with United States Internal Revenue Service Form W-8IMY accompanied by a United States Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________, 201_
U.S. Tax Certificate